EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on September 10, 2018, and has been amended by the Company on numerous occasions since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2019. Since that date, certain post-qualification amendments to the offering statement have also been qualified by the SEC.

Different Series of the Company have already been offered, or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Palace Foal	Ocean Magic 18	February 22, 2019
POS-AM #2
Series De Mystique ‘17	Dancing Destroyer	June 6, 2019
POS-AM #3
Series Martita Sangrita 17	Carpe Vinum	July 11, 2019
Series Daddy’s Joy	-	July 11, 2019
Series Vertical Threat	-	July 11, 2019
Series Shake it Up Baby	-	July 11, 2019
Series Tizamagician	-	July 11, 2019
POS-AM #4
Series Power Up Paynter	-	July 25, 2019
Series Two Trail Sioux 17	Annahilate	July 25, 2019
Series Wayne O	-	July 25, 2019
POS-AM #5
Series Big Mel	-	September 6, 2019
POS-AM #6
Series Amandrea	-	October 11, 2019
Series Keertana 18	American Heiress	October 11, 2019
Series Sunny 18	Solar Strike	October 11, 2019
Series Lazy Daisy	-	October 11, 2019
POS-AM #7
Series New York Claiming Package (1)	(i) Augusta Moon; and (ii) Hizaam	December 18, 2019
Series The Filly Four (2)	(i) Moonlight d’Oro; (ii) Joyful Addiction; (iii) Lady Valentine; and (iv) Shared Empire	December 18, 2019
POS-AM #8
Series Lane Way	-	February 19, 2020
POS-AM #10
Series Mo Mischief	-	May 13, 2020
Series Deep Cover	-	May 13, 2020
Series Big Mel (Addtl. 9% Interest)	-	May 13, 2020
Series Sunny 18 (Addtl. 9% Interest)	Solar Strike	May 13, 2020

i

POS-AM #11
Series Popular Demand	-	June 5, 2020
POS-AM #12
Series Authentic	-	June 26, 2020
Series Storm Shooter	-	June 26, 2020
POS-AM #15
Series Thirteen Stripes	-	August 7, 2020
Series Naismith	-	August 7, 2020
Series NY Exacta (3)	(i) Quick Conversation; and (ii) Psychedelic Shack	August 7, 2020
POS-AM #18
Series Apple Down Under 19	-	October 30, 2020
Series Just Louise 19	-	October 30, 2020
Series Lost Empire 19	Laforgia	October 30, 2020
POS-AM #19
Series Man Among Men	-	November 12, 2020
Series Frosted Oats	-	November 12, 2020
Series Tapitry 19	-	November 12, 2020
Series Classofsixtythree 19	-	November 12, 2020
Series Cayala 19	-	November 12, 2020
Series Margaret Reay 19	-	November 12, 2020
Series Awe Hush 19	-	November 12, 2020
Series Exonerated 19	-	November 12, 2020
Series Speightstown Belle 19	-	November 12, 2020
Series Consecrate 19	-	November 12, 2020
Series Latte Da 19	-	November 12, 2020
Series Midnight Sweetie 19	-	November 12, 2020
Series Ambleside Park 19	-	November 12, 2020
Series Athenian Beauty 19	-	November 12, 2020
Series Future Stars Stable (4)

(i)          Man Among Men;

(ii)        Frosted Oats;

(iii)       Tapitry 19;

(iv)       Classofsixtythree 19;

(v)         Cayala 19;

(vi)       Margaret Reay 19;

(vii)      Awe Hush 19;

(viii)    Exonerated 19;

(ix)       Speightstown Belle 19;

(x)         Consecrate 19;

(xi)       Latte Da 19;

(xii)      Midnight Sweetie 19;

(xiii)    Ambleside Park 19; and

(xiv)    Athenian Beauty 19

November 12, 2020
Series Collusion Illusion	-	November 12, 2020

ii

(1) Series New York Claiming Package is comprised of two (2) horses, (i) a 2016 Filly named, Augusta Moon, and (ii) a 2015 Colt named, Hizaam. On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. See below for more information.

(2) Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Moonlight d’Oro (formerly Venetian Sonata 18), (ii) a 2018 Filly named, Joyful Addiction (formerly My Sweet Addiction 18), (iii) a 2018 Filly named, Lady Valentine (formerly My Lady Lauren 18), and (iv) a 2018 Filly named, Shared Empire (formerly Sapucai 18).

(3) Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named Quick Conversation, and (ii) a 2018 Colt named Psychedelic Shack.

(4) Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Tapitry 19, (iv) a 2019 Filly named, Classofsixtythree 19, (v) a 2019 Colt named, Cayala 19, (vi) a 2019 Filly named, Margaret Reay 19, (vii) a 2019 Colt named, Awe Hush 19, (viii) a 2019 Filly named, Exonerated 19, (ix) a 2019 Colt named, Speightstown Belle 19, (x) a 2019 Filly named, Consecrate 19, (xi) a 2019 Filly named Latte Da 19, (xii) a 2019 Filly named, Midnight Sweetie 19, (xiii) a 2019 Colt named, Ambleside Park 19, and (xiv) a 2019 Colt named, Athenian Beauty 19.

The purpose of this post-qualification amendment is to amend, update and/or replace certain information contained in the Offering Circular and to add additional Series to the offering statement by means of this post-qualification amendment.

iii

Post-Qualification Offering Circular Amendment No. 22

File No. 024-10896

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED MARCH 2, 2021

MY RACEHORSE CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

(909) 740-9175

www.myracehorse.com

Series Membership Interests Overview
Newly Added (To be Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions (1)(2)
Series Motion Emotion	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	1,020	$85,680.00	$856.80	$84,823.20

Series Monomoy Girl	Per Unit	1	$46.00	$0.46	$45.54
	Total Maximum	10,200	$469,200.00	$4,692.00	$464,508.00

Series Action Bundle (10)	Per Unit	1	$31.00	$0.31	$30.69
	Total Maximum	10,000	$310,000.00	$3,100.00	$306,900.00

Series Got Stormy	Per Unit	1	$45.00	$0.45	$44.55
	Total Maximum	5,100	$229,500.00	$2,295.00	$227,205.00

Series Social Dilemma	Per Unit	1	$167.00	$1.67	$165.33
	Total Maximum	510	$85,170.00	$851.70	$84,318.30

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Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer (3)
Series Just Louise 19	Per Unit	1	$229.00	$2.29	$226.71
	Total Maximum	1,020	$233,580.00	$2,335.80	$231,244.20

Series Lost Empire 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	10,200	$357,000.00	$3,570.00	$353,430.00

Series Cayala 19	Per Unit	1	$91.00	$0.91	$90.09
	Total Maximum	4,100	$373,100.00	$3,731.00	$369,369.00

Series Consecrate 19	Per Unit	1	$157.00	$1.57	$155.43
	Total Maximum	410	$64,370.00	$643.70	$63,726.30

Series Future Stars Stable (9)	Per Unit	1	$50.00	$0.50	$49.50
	Total Maximum	10,000	$500,000.00	$5,000.00	$495,000.00

Series Collusion Illusion	Per Unit	1	$30.00	$0.30	$29.70
	Total Maximum	25,000	$750,000.00	$7,500.00	$742,500.00

v

Series Membership Interests Overview
Closed Offerings (Previously Qualified) (11)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions (1)(2)
Series Vertical Threat (4)	Per Unit	1	$210.00	$0.00	$210.00
	Total Maximum	537	$112,770.00	$0.00	$112,770.00

Series Amandrea	Per Unit	1	$295.00	$0.00	$295.00
	Total Maximum	550	$162,250.00	$0.00	$162,250.00

Series Keertana 18	Per Unit	1	$100.00	$0.00	$100.00
	Total Maximum	5,100	$510,000.00	$0.00	$510,000.00

Series Lazy Daisy	Per Unit	1	$115.00	$0.00	$115.00
	Total Maximum	1,250	$143,750.00	$0.00	$143,750.00

Series The Filly Four (7)	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	8,000	$1,440,000.00	$0.00	$1,440,000.00

Series Popular Demand	Per Unit	1	$244.00	$0.00	$244.00
	Total Maximum	1,020	$248,880.00	$0.00	$248,880.00

Series Authentic	Per Unit	1	$206.00	$0.00	$206.00
	Total Maximum	12,500	$2,575,000.00	$0.00	$2,575,000.00

Series Storm Shooter	Per Unit	1	$162.00	$0.00	$162.00
	Total Maximum	2,000	$324,000.00	$0.00	$324,000.00

Series Naismith	Per Unit	1	$152.00	$0.00	$152.00
	Total Maximum	2,000	$304,000.00	$0.00	$304,000.00

Series NY Exacta (8)	Per Unit	1	$228.00	$0.00	$228.00
	Total Maximum	2,000	$456,000.00	$0.00	$456,000.00

Series Palace Foal	Per Unit	1	$120.00	$0.00	$120.00
	Total Maximum	510	$61,200.00	$0.00	$61,200.00

Series De Mystique '17	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	250	$35,000.00	$0.00	$35,000.00

Series Martita Sangrita 17	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	576	$184,320.00	$0.00	$184,320.00

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Series Daddy's Joy	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	600	$108,000.00	$0.00	$108,000.00

Series Shake It Up Baby	Per Unit	1	$130.00	$0.00	$130.00
	Total Maximum	250	$32,500.00	$0.00	$32,500.00

Series Tizamagician	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	339	$108,480.00	$0.00	$108,480.00

Series Power Up Paynter	Per Unit	1	$190.00	$0.00	$190.00
	Total Maximum	600	$114,000.00	$0.00	$114,000.00

Series Wayne O	Per Unit	1	$95.00	$0.00	$95.00
	Total Maximum	6,000	$570,000.00	$0.00	$570,000.00

Series New York Claiming Package	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	510	$71,400.00	$0.00	$71,400.00

Series Lane Way	Per Unit	1	$90.00	$0.00	$90.00
	Total Maximum	6,000	$540,000.00	$0.00	$540,000.00

Series Big Mel (5)	Per Unit	1	$121.00	$0.00	$121.00
	Total Maximum	6,000	$726,000.00	$0.00	$726,000.00

Series Two Trail Sioux 17	Per Unit	1	$300.00	$0.00	$300.00
	Total Maximum	450	$135,000.00	$0.00	$135,000.00

Series Sunny 18 (6)	Per Unit	1	$65.00	$0.00	$65.00
	Total Maximum	6,000	$390,000.00	$0.00	$390,000.00

Series Mo Mischief	Per Unit	1	$75.00	$0.00	$75.00
	Total Maximum	5,100	$382,500.00	$0.00	$382,500.00

Series Deep Cover	Per Unit	1	$220.00	$0.00	$220.00
	Total Maximum	800	$176,000.00	$0.00	$176,000.00

Series Thirteen Stripes	Per Unit	1	$229.00	$0.00	$229.00
	Total Maximum	1,000	$229,000.00	$0.00	$229,000.00

Series Man Among Men	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

vii

Series Frosted Oats	Per Unit	1	$42.00	$0.42	$41.58
	Total Maximum	4,100	$172,200.00	$1,722.00	$170,478.00

Series Tapitry 19	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

Series Classofsixtythree 19	Per Unit	1	$193.00	$1.93	$191.07
	Total Maximum	1,000	$193,000.00	$1,930.00	$191,070.00

Series Margaret Reay 19	Per Unit	1	$301.00	$3.01	$297.99
	Total Maximum	820	$246,820.00	$2,468.20	$244,351.80

Series Awe Hush 19	Per Unit	1	$164.00	$1.64	$162.36
	Total Maximum	1800	$295,200.00	$2,952.00	$292,248.00

Series Exonerated 19	Per Unit	1	$169.00	$1.69	$167.31
	Total Maximum	820	$138,580.00	$1,385.80	$137,194.20

Series Speightstown Belle 19	Per Unit	1	$139.00	$1.39	$137.61
	Total Maximum	900	$125,100.00	$1,251.00	$123,849.00

Series Latte Da 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	4,100	$143,500.00	$1,435.00	$142,065.00

Series Midnight Sweetie	Per Unit	1	$148.00	$1.48	$146.52
	Total Maximum	820	$121,360.00	$1,213.60	$120,146.40

Series Ambleside Park 19	Per Unit	1	$205.00	$2.05	$202.95
	Total Maximum	410	$84,050.00	$840.50	$83,209.50

Series Athenian Beauty	Per Unit	1	$47.00	$0.47	$46.53
	Total Maximum	1,800	$84,600.00	$846.00	$83,754.00

Series Apple Down Under 19	Per Unit	1	$173.00	$1.73	$171.27
	Total Maximum	600	$103,800.00	$1,038.00	$102,762.00

viii

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)	The Company has authorized an offering of up to 600 series interests in Vertical Threat. The Company previously sold 63 series interests in Vertical Threat pursuant to an exemption based California intrastate offering permit (the “Prior Vertical Threat Sale”). These series interests were sold for $210 per series interest, the same price as in the Series Vertical Threat Offering. As a result, the Company is only offering a total of 537 Series Vertical Threat Interests in the Series Vertical Threat Offering under Regulation A.

(5)

On December 30, 2019, the Company approved a forward split of the Series Membership Interests of Series Big Mel (the “Series Big Mel Interests”), at a ratio of 5-for-1 (the “Split”).  As a result of the foregoing, the total number of Series Big Mel Interests held by each member of Series Big Mel only will be converted automatically into the number of Series Big Mel Interests equal to (i) the number of issued and outstanding Series Big Mel Interests held by such member immediately prior to the Split, multiplied by (ii) 5. No fractional Series Big Mel Interests will be issued, and no cash or other consideration will be paid. The Series Big Mel Interests are held in electronic form with the Company’s transfer agent. Members do not have to take any action as the effect of the Split will be automatically reflected in each member’s online account. Immediately after the Split, each member’s percentage ownership interest in Series Big Mel will remain unchanged. The rights and privileges of the Series Big Mel members will be otherwise unaffected by the Split. As a result of the Split, the terms of the Series Big Mel Offering will be proportionally adjusted as follows: (i) the Total Maximum of Series Big Mel Interests offered will be increased to 5,100 and (ii) the price per Series Big Mel Interest will be decreased to $121. The overall value of Series Big Mel, including the aggregate offering amount of $617,100 and the corresponding use of proceeds will remain unchanged. The practical effect of the Split is to allow the Company to issue Series Big Mel Interests in smaller increments than originally contemplated without affecting any existing member’s percentage interests in Series Big Mel or the overall economics of the Series Big Mel Offering. See also the Company’s Form 1-U filed with the SEC on December 30, 2019.

On March 25, 2020, the Company acquired an additional 9% interest in Big Mel, taking its total interest to 60%. As such, the Company has added an additional 900 Series Big Mel Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 total Series Big Mel Interests are authorized in Series Big Mel.

(6)

On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike (Series Sunny 18), taking its total interest to 60%. As such, the Company has added an additional 900 Series Sunny 18 Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 Series Sunny 18 Interests are authorized in Series Sunny 18.

On July 27, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020.

On November 23, 2020, the Company purchased the remaining 40% ownership interest in Solar Strike, the 2018 Colt that is the Underlying Asset of Series Sunny 18. As a result, Series Sunny 18 will now hold a 100% interest in Solar Strike. In exchange, Series Sunny 18 now also has responsibility for 100% of the operating expenses associated with Solar Strike. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.

On July 19, 2020, the Series Sunny 18 Offering was sold out and closed.

ix

(7)	Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Venetian Sonata 18, (ii) a 2018 Filly named, My Sweet Addiction 18, (iii) a 2018 Filly named, My Lady Lauren 18, and (iv) a 2018 Filly named, Sapucai 18.

(8)	Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named, Quick Conversation, and (ii) a 2018 Colt named, Psychedelic Shack

(9)

Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Tapitry 19, (iv) a 2019 Filly named, Classofsixtythree 19, (v) a 2019 Colt named, Cayala 19, (vi) a 2019 Filly named, Margaret Reay 19, (vii) a 2019 Colt named, Awe Hush 19, (viii) a 2019 Filly named, Exonerated 19, (ix) a 2019 Colt named, Speightstown Belle 19, (x) a 2019 Filly named, Consecrate 19, (xi) a 2019 Filly named Latte Da 19, (xii) a 2019 Filly named, Midnight Sweetie 19, (xiii) a 2019 Colt named, Ambleside Park 19, and (xiv) a 2019 Colt named, Athenian Beauty 19.

On December 18, 2020, the Company filed Post-Qualification Amendment No. 20 to its offering statement on Form 1-A with the SEC and disclosed that all of the Series Interests offered for Series Future Stars Stable were sold out as of November 21, 2020. However, certain investors that tried to purchase Series Interests of Series Future Stars Stable were not able to complete their transaction because of failed ACH payment attempts. As a result, the Company is reoffering only those remaining amounts of Series Interests in Series Future Stars Stable that were not sold.

(10)	Series Action Bundle is comprised of three (3) horses: (i) a 2017 Filly named His Glory, (ii) a 2015 Filly named Altea, and (iii) a 2016 Filly named Bohemian Bourbon.
(11)	The following offerings were terminated/closed:

•	On February 6, 2020, the Series Palace Foal Offering was terminated prior to any securities being offered.
•	On September 6, 2019, the Series De Mystique ‘17 Offering was sold out and closed.
•	On October 18, 2019, the Series Martita Sangrita 17 Offering was sold out and closed.
•	On September 23, 2019, the Series Daddy’s Joy Offering was sold out and closed.
•	On January 22, 2020, Shake it Up Baby died. The Company held mortality insurance on Shake it Up Baby. See the Company’s Form 1-U filed with the SEC on February 6, 2020.
•	On September 9, 2019, the Series Tizamagician Offering was sold out and closed.
•	On October 11, 2019, the Series Power Up Paynter Offering was sold out and closed.
•	On October 26, 2019, the Series Wayne O Offering was sold out and closed.
•	On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. The sale contains no other material terms and conditions. As a result of Augusta Moon being sold, the Company plans to issue a dividend of $65.93 per each Series New York Claiming Package Membership Interest which dividend represents such member’s pro rata share of the sale proceeds from the claim, the unused training reserve, unused insurance and the unrealized manager fee. See also the Company’s Form 1-U filed with the SEC on December 30, 2019. As a result of the claiming of Augusta Moon, the Series New York Claiming Package Offering was closed.
•	On May 25, 2020, the Series Lane Way Offering was sold out and closed.
•	On June 1, 2020, the Series Big Mel Offering was sold out and closed.
•	On July 9, 2020, Annahilate, the 2017 Colt that is the Underlying Asset for Series Two Trail Sioux 17, suffered a fracture to his lateral sesamoid in his front left limb after a workout. Although this injury is not life threatening, the nature of this injury is career ending. Because Annahilate will no longer be able to generate revenue since he will need to be retired from racing, the Series Two Trail Sioux 17 was closed. As a result, the Manager will terminate and wind up Series Two Trail Sioux 17 because Series Two Trail Sioux 17 would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 15, 2020.
•	On July 28, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race and generate revenues but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020. As a result, the Series Sunny 18 offering was closed.
•	On September 18, 2020, the Series Vertical Threat Offering was sold out and closed.
•	On September 18, 2020, the Series Amandrea Offering was sold out and closed.
•	On September 18, 2020, the Series Keertana 18 Offering was sold out and closed.
•	On September 18, 2020, the Series Lazy Daisy Offering was sold out and closed.
•	On September 18, 2020, the Series The Filly Four Offering was sold out and closed.
•	On September 18, 2020, the Series Mo Mischief Offering was sold out and closed.
•	On September 18, 2020, the Series Deep Cover Offering was sold out and closed.

x

•	On September 18, 2020, the Series Popular Demand Offering was sold out and closed.
•	On September 18, 2020, the Series Authentic Offering was sold out and closed.
•	On September 18, 2020, the Series Storm Shooter Offering was sold out and closed.
•	On September 18, 2020, the Series Naismith Offering was sold out and closed.
•	On September 18, 2020, the Series NY Exacta Offering was sold out and closed.
•	On September 18, 2020, the Series Thirteen Stripes Offering was sold out and closed.
•	On November 9, 2020, Authentic, the 2017 Colt that is the Underlying Asset for Series Authentic, was retired from racing and began his stud career. See also the Company’s Form 1-U filed with the SEC on November 12, 2020.
•	On or around November 30, 2020, Wayne O, the 2017 Colt that is the Underlying Asset of Series Wayne O, was gelded. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.
•	On November 16, 2020, the Series Man Among Men Offering was sold out and closed.
•	On November 17, 2020, the Series Frosted Oats Offering was sold out and closed.
•	On November 16, 2020, the Series Tapitry 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Classofsixtythree 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Margaret Reay 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Awe Hush 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Exonerated 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Speightstown Belle 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Latte Da 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Midnight Sweetie 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Ambleside Park 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Athenian Beauty 19 Offering was sold out and closed.
•	On January 16, 2021, the Series Apple Down Under 19 Offering was sold out and closed.

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) with respect to the Series Palace Foal Offering and was qualified by the Commission on February 22, 2019 (the “Original Offering Circular”). This Post-Qualification Amendment No. 22 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. StartEngine Secure LLC has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

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No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

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MY RACEHORSE CA LLC

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the MyRacehorse™ Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Just Louise 19 will only have an interest in the assets, liabilities, profits and losses pertaining to Series Just Louise 19 and its related operations and not as it relates to Series Lost Empire or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:	Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential Squared, Inc., also owns and operates a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

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Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as Exhibit 6.60.

Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Purchase Price Consideration; Gift Cards:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

In addition, the Company sells gift cards for cash that are redeemable only on www.myracehorse.com for merchandise, race track experiences and also as consideration for the purchase of Interests.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash, (except as required by applicable law) have no expiration date and may be used solely on myracehorse.com. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

The recipient or user of a gift card will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors:

After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance funds and not seek reimbursement, (b) loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

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In the event that the Manager determines to issue additional Interests (as described in (c) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services;

(ii) Due Diligence Fee: A fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

(iii) Bloodstock Fee: A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company;

(iv) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Company and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and

(v) Offering Expenses: In general these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

The Manager bears all expenses related to item (iv) above on behalf of a Series and may be reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in items (ii) and (iii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iv), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

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•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for Just Louise 19, Lost Empire 19, Cayala 19, Consecrate 19, The Future Stars Stable, and Collusion Illusion.

For certain Offerings, the Manager has agreed to pay and not be reimbursed for Operating Expenses related to each Series incurred prior to Closing. In such instances, only Operating Expenses incurred post-Closing shall be the responsibility of a Series. See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

Prior to September 2020, we allocated a sizable portion of the Offering proceeds to a cash reserve to be spent on Upkeep Fees which covered operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset.

Starting with the Series listed on Post-Qualification Amendment No. 16 and moving forward, however, we do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

See discussion of “Description of the Business – Operating Expenses” for additional information.

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Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in racehorses, but generally will not own 100% of such horse. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), race Bonuses (as described below), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights less expenses and liabilities (including “Kickers” if any as described below). Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of future stallion bonuses (“Future Stallion Bonuses”) or future broodmare bonuses (“Future Broodmare Bonuses, and together with Future Stallion Bonuses, “Bonuses”). Such Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the Stallion in the discretion of the Manager or the Syndicate Manager (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original Horse Seller for a payment to Horse Seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the original horse seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a co-ownership agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings but are often offset but the upside associated with lifetime breeding rights which, although it may reduce the short-term Distributable Cash of a Series, can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by lifetime breeding rights.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

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Racing Leases:

As

an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including obligations to pay Kickers to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Fee:

As compensation for the services provided by the Manager under the Management Agreement, the Manager will be paid an initial one-time 15% Due Diligence Fee from each Series and a subsequent fee of 10% of Gross Proceeds generated by each Series. “Gross Proceeds” is defined as the sum of all money generated by a Series, prior to any deductions that have been made or will be used for expenses. In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

The Management Fee does not accumulate if no Gross Proceeds are generated. The Management Fee is due only upon each revenue-generating event of such Series. The frequency with which such event occurs is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	10% of the Gross Proceeds for that Series to the Manager as a Management Fee;

•	5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for providing bloodstock services for an Underlying Asset;

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are not payable prior to a distribution of Distributable Cash to Interest Holders of a Series. Instead, Operating Expenses Reimbursement Obligations are payable only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash.

Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

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No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that each Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

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Where to Buy; Transfer Agent:	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform at myracehorse.com. These Series Interests will be issued in book-entry electronic form only. StartEngine Secure LLC is the SEC-registered transfer agent and registrar for the Series Interests.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of operating history.

The Company and each Series were recently formed, have generated nominal revenues and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

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Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, etc.).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

Few, if any, other companies crowd fund racehorse ownership interests or run a platform for crowd funding of interests in racehorses. The Company and the Interests may not gain market acceptance from potential Investors, potential Horse Sellers or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering circulars, group discounts on mortality insurance and the ability to monetize its interest in underlying assets through Membership Experience Programs, as described below, that would require the Company to own a substantial number of its interest in underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset, which excludes UpKeep Fees.

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

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In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Experiential Squared, Inc. has only been in existence since June 2016 and is an early-stage company, it has no significant operating history within the horse racing sector, which evidences its ability to find, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.  The foregoing are likely to adversely affect business confidence and consumer sentiments, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets.  The spread of the coronavirus, particularly if it develops into a worldwide health crisis, also may have broader macro-economic implications, including reduced levels of economic growth and possibly a global recession, the effects of which could be felt well beyond the time the spread of infection is contained.

In terms of the impact on sporting events, many countries have begun to impose emergency measures that ban large public gatherings.  A wide range of sports events around the world have been postponed or cancelled due to concerns over coronavirus contagion, including at the urging of clubs unwilling to play in stadiums without fans. As it relates to the horse racing industry, live racing has been able to operate in certain jurisdictions without fans, and in other jurisdictions has been restricted from holding races even without fans. Live racing is the only method of generating revenue for an active racehorse and, without racing, no revenue will be derived for a horse, despite the expenses to care for the horse continuing. Virtually all racing jurisdictions have continued to allow training, but this could change without notice impacting a horse’s ability to maintain their level of fitness and conditioning resulting in a compromised ability to return to the races upon restrictions being lifted relative to live racing.

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The coronavirus and the responses thereto could have a range of other effects on us.  For example, the implementation of business continuity plans in a fast moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the coronavirus, and responses thereto, on our business and operations, and on our results of operations, financial condition, cash flow and liquidity, as these depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected.  While we expect we will suffer adverse effects, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

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Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are either (i) not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act or (ii) such Underlying Assets deemed “securities” will be limited such that the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

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While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Company's racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Company racehorses. Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact of the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. In the event that a horse in which a Series has an interest was to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of illness, injury or death increases significantly. A horse in which a Series has an interest must earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

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Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured. Mortality insurance insures against the death of a horse during the Company's partial ownership. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company or a Series has an interest causes death, injury or damage to persons or property. Without insurance an individual Series is responsible for the cost of injury of veterinary expenses, surgery, and rehabilitation, or in the event of death, the Company will lose its investment in the horse. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Series may only own a minority interest in Underlying Assets as a result it may not have sufficient control regarding the training or racing of the Underlying Asset.

A Series will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of an Underlying Asset) a Series and the Company may have minimal input with regard to the race selection and training of the horse(s). As a result, the Company and such Series may be dependent on the majority owners’ decisions as to when and where to race or show the horse and to its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

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Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best racehorses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain racehorses for any Series. Further, once purchased, because the Company may have only a minority interest in such horse, the Company will have limited input into the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of the Company's dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Company.

Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have substantially greater financial resources than Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

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Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws.  Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $1,724,852 from the manager of the Company in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2019. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

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The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

22

USE OF PROCEEDS – SERIES JUST LOUISE 19

We estimate that the gross proceeds of the Series Just Louise 19 Offering will be $233,580.00 and assumes the full amount of the Series Just Louise 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$153,000.00	65.5%
Brokerage Fee	$2,335.80	1.0%
Due Diligence Fee	$35,037.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$43,207.20	18.5%
Total Fees and Expenses	$80,580.00	34.5%
Total Proceeds	$233,580.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Just Louise 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Just Louise 19 will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 51% interest in Just Louise 19 from the Horse Seller for a total cost of $153,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Just Louise 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Just Louise 19 Interests are sold in connection with the Series Just Louise 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

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In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Just Louise 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Just Louise 19 includes reserves for administrative and insurance Operating Expenses through September 2023 but does not include reserves for Upkeep Fees. The Company anticipates that Just Louise 19 may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Just Louise 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES LOST EMPIRE 19

We estimate that the gross proceeds of the Series Lost Empire 19 Offering will be $357,000.00 and assumes the full amount of the Series Lost Empire 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$229,500.00	64.3%
Brokerage Fee	$3,570.00	1.0%
Due Diligence Fee	$52,550.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$70,380.00	19.7%
Total Fees and Expenses	$127,500.00	35.7%
Total Proceeds	$357,000.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Lost Empire 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Lost Empire 19 will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 51% interest in Lost Empire 19 from the Horse Seller for a total cost of $229,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Lost Empire 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Lost Empire 19 Interests are sold in connection with the Series Lost Empire 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

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In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Lost Empire 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Lost Empire 19 includes reserves for administrative and insurance Operating Expenses through September 2023 but does not include reserves for Upkeep Fees. The Company anticipates that Lost Empire 19 may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Lost Empire 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES CAYALA 19

We estimate that the gross proceeds of the Series Cayala 19 Offering will be $373,100.00 and assumes the full amount of the Series Cayala 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$246,000.00	65.9%
Brokerage Fee	$3,731.00	1.0%
Due Diligence Fee	$55,965.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$67,404.00	18.1%
Total Fees and Expenses	$127,100.00	34.1%
Total Proceeds	$373,100.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Cayala 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Cayala 19 will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 41% interest in Cayala 19 from the Horse Seller for a total cost of $246,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

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The allocation of the net proceeds of the Series Cayala 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Cayala 19 Interests are sold in connection with the Series Cayala 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Cayala 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Cayala 19 includes reserves for administrative and insurance Operating Expenses through September 2023 but does not include reserves for Upkeep Fees. The Company anticipates that Cayala 19 may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Cayala 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES CONSECRATE 19

We estimate that the gross proceeds of the Series Consecrate 19 Offering will be $64,370.00 and assumes the full amount of the Series Consecrate 19 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$32.800.00	51.0%
Brokerage Fee	$643.70	1.0%
Due Diligence Fee	$9,655.50	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$21,270.80	33.0%
Total Fees and Expenses	$31,570.00	49.0%
Total Proceeds	$64,370.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Consecrate 19 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Consecrate 19 will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 41% interest in Consecrate 19 from the Horse Seller for a total cost of $32,800 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

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The allocation of the net proceeds of the Series Consecrate 19 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Consecrate 19 Interests are sold in connection with the Series Consecrate 19 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Consecrate 19, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Consecrate 19 includes reserves for administrative and insurance Operating Expenses through September 2023 but does not include reserves for Upkeep Fees. The Company anticipates that Consecrate 19 may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Consecrate 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

30

USE OF PROCEEDS – SERIES FUTURE STARS STABLE

We estimate that the gross proceeds of the Series Future Stars Stable Offering will be $500,000.00 and assumes the full amount of the Series Future Stars Stable Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$335,500.00	67.1%
Brokerage Fee	$5,000.00	1.0%
Due Diligence Fee	$75,000.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$84,500.00	16.9%
Total Fees and Expenses	$164,500.00	32.9%
Total Proceeds	$500,000.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Future Stars Stable Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Future Stars Stable will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 10% interest in Man Among Men from the Horse Seller for a total cost of $36,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Frosted Oats from the Horse Seller for a total cost of $25,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Tapitry 19 from the Horse Seller for a total cost of $36,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Classofsixtythree 19 from the Horse Seller for a total cost of $25,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

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The Company acquired the 10% interest in Cayala 19 from the Horse Seller for a total cost of $60,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Margaret Reay 19 from the Horse Seller for a total cost of $40,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Awe Hush 19 from the Horse Seller for a total cost of $22,00000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Exonerated 19 from the Horse Seller for a total cost of $21,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Speightstown Belle 19 from the Horse Seller for a total cost of $8,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Consecrate 19 from the Horse Seller for a total cost of $8,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Latte Da 19 from the Horse Seller for a total cost of $19,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Midnight Sweetie 19 from the Horse Seller for a total cost of $18,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Ambleside Park 19 from the Horse Seller for a total cost of $11,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 10% interest in Athenian Beauty 19 from the Horse Seller for a total cost of $5,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Future Stars Stable Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Future Stars Stable Interests are sold in connection with the Series Future Stars Stable Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Future Stars Stable, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Future Stars Stable includes reserves for administrative and insurance Operating Expenses through September 2023 but does not include reserves for Upkeep Fees. The Company anticipates Man Among Men, Frosted Oats, Tapitry 19, Classofsixtythree 19, Cayala 19, Margaret Reay 19, Awe Hush 19, Exonerated 19, Speightstown Belle 19, Consecrate 19, Latte Da 19, Midnight Sweetie 19, Ambleside Park 19, and Athenian Beauty 19 may begin racing and, thus, generating revenue in or about September 2021. Until such time, the Manager or affiliates plan to incur liabilities related to Upkeep Fees on behalf of the Series and will be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

Should Man Among Men, Frosted Oats, Tapitry 19, Classofsixtythree 19, Cayala 19, Margaret Reay 19, Awe Hush 19, Exonerated 19, Speightstown Belle 19, Consecrate 19, Latte Da 19, Midnight Sweetie 19, Ambleside Park 19, and Athenian Beauty 19 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

32

USE OF PROCEEDS – SERIES COLLUSION ILLUSION

We estimate that the gross proceeds of the Series Collusion Illusion Offering will be $750,000.00 and assumes the full amount of the Series Collusion Illusion Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$550,000.00	73.3%
Brokerage Fee	$7,500.00	1.0%
Due Diligence Fee	$112,500.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$80,000.00	10.7%
Total Fees and Expenses	$200,000.00	26.7%
Total Proceeds	$750,000.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Collusion Illusion Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Collusion Illusion will last through September 2023.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.
(5)

We do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for insurance, administrative and general Operating Expenses which is intended to cover three years of projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

The Company acquired the 25% interest in Collusion Illusion from the Horse Seller for a total cost of $550,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

33

The allocation of the net proceeds of the Series Collusion Illusion Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Collusion Illusion Interests are sold in connection with the Series Collusion Illusion Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Collusion Illusion, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Collusion Illusion has commenced racing. Thus, the Company anticipates that Collusion Illusion may soon start generating revenue which should allow Series Collusion Illusion to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Collusion Illusion need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

34

USE OF PROCEEDS – SERIES MONOMOY GIRL

We estimate that the gross proceeds of the Series Monomoy Girl Offering will be $469,200.00 and assumes the full amount of the Series Monomoy Girl Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Lease Fee	$300,000.00	63.9%
Brokerage Fee	$4,692.00	1.0%
Due Diligence Fee	$70,380.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$94,128.00	20.1%
Total Fees and Expenses	$169,200.00	36.1%
Total Proceeds	$469,200.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Monomoy Girl Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Monomoy Girl will last through November 2021.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twelve months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% lessee interest in Monomoy Girl from the Horse Seller for a total cost of $300,000 (the “Lease Fee”).

The allocation of the net proceeds of the Series Monomoy Girl Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Monomoy Girl Interests are sold in connection with the Series Monomoy Girl Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Lease Fee” of a series, including Series Monomoy Girl, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Monomoy Girl has commenced racing. Thus, the Company anticipates that Monomoy Girl may soon start generating revenue which should allow Series Monomoy Girl to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Monomoy Girl need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

On February 28, 2021, Monomoy Girl raced in the 2021 Grade 3, Bayakoa Stakes and finished in first place (the “2021 Bayakoa Stakes”). The proceeds from the 2021 Bayakoa Stakes shall remain in Series Monomoy Girl, and investors that purchase Series Interests in Series Monomoy Girl shall have the right to receive its pro rata share of such proceeds as Distributable Cash after accounting for applicable Operating Expenses related to Series Monomoy Girl.

35

USE OF PROCEEDS – SERIES GOT STORMY

We estimate that the gross proceeds of the Series Got Stormy Offering will be $229,500.00 and assumes the full amount of the Series Got Stormy Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Lease Fee	$125,000.00	54.5%
Brokerage Fee	$2,295.00	1.0%
Due Diligence Fee	$34,425.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$67,780.00	29.5%
Total Fees and Expenses	$104,500.00	45.5%
Total Proceeds	$229,500.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Got Stormy Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Got Stormy will last through November 2021.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twelve months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% lessee interest in Got Stormy from the Horse Seller for a total cost of $125,000 (the “Lease Fee”).

The allocation of the net proceeds of the Series Got Stormy Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Got Stormy Interests are sold in connection with the Series Got Stormy Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Lease Fee” of a series, including Series Got Stormy, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Got Stormy has commenced racing. Thus, the Company anticipates that Got Stormy may soon start generating revenue which should allow Series Got Stormy to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Got Stormy need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

On February 27, 2021, Got Stormy raced in the 2021 Grade 3, Honey Fox Stakes and finished in first place (the “2021 Honey Fox Stakes”). The proceeds from the 2021 Honey Fox Stakes shall remain in Series Got Stormy, and investors that purchase Series Interests in Series Got Stormy shall have the right to receive its pro rata share of such proceeds as Distributable Cash after accounting for applicable Operating Expenses related to Series Got Stormy.

36

USE OF PROCEEDS – SERIES MOTION EMOTION

We estimate that the gross proceeds of the Series Motion Emotion Offering will be $85,680.00 and assumes the full amount of the Series Motion Emotion Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Lease Fee	$25,000.00	29.2%
Brokerage Fee	$856.80	1.0%
Due Diligence Fee	$12,852.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$46,971.20	54.8%
Total Fees and Expenses	$60,680.00	70.8%
Total Proceeds	$85,680.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Motion Emotion Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Motion Emotion will last through November 2021.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twelve months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% lessee interest in Motion Emotion from the Horse Seller for a total cost of $25,000 (the “Lease Fee”).

The allocation of the net proceeds of the Series Motion Emotion Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Motion Emotion Interests are sold in connection with the Series Motion Emotion Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Lease Fee” of a series, including Series Motion Emotion, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Motion Emotion has commenced racing. Thus, the Company anticipates that Motion Emotion may soon start generating revenue which should allow Series Motion Emotion to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Motion Emotion need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

37

USE OF PROCEEDS – SERIES SOCIAL DILEMMA

We estimate that the gross proceeds of the Series Social Dilemma Offering will be $85,170.00 and assumes the full amount of the Series Social Dilemma Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Lease Fee	$25,000.00	29.4%
Brokerage Fee	$851.70	1.0%
Due Diligence Fee	$12,775.50	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$46,542.80	54.6%
Total Fees and Expenses	$60,170.00	70.6%
Total Proceeds	$85,170.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Social Dilemma Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Social Dilemma will last through November 2021.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twelve months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% lessee interest in Social Dilemma from the Horse Seller for a total cost of $25,000 (the “Lease Fee”).

The allocation of the net proceeds of the Series Social Dilemma Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Social Dilemma Interests are sold in connection with the Series Social Dilemma Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Lease Fee” of a series, including Series Social Dilemma, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Social Dilemma has commenced racing. Thus, the Company anticipates that Social Dilemma may soon start generating revenue which should allow Series Social Dilemma to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Social Dilemma need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

38

USE OF PROCEEDS – SERIES ACTION BUNDLE

We estimate that the gross proceeds of the Series Action Bundle Offering will be $310,000.00 and assumes the full amount of the Series Action Bundle Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Lease Fee	$45,000.00	14.5%
Brokerage Fee	$3,100.00	1.0%
Due Diligence Fee	$46,500.00	15.0%
Offering Expenses (None) (2)	$0.00	0.0%
Operating Expenses (including Prepaid Expenses but Excluding Upkeep Fees) (3)(4)(5)	$215,400.00	69.5%
Total Fees and Expenses	$265,000.00	85.5%
Total Proceeds	$310,000.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Action Bundle Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Action Bundle will last through November 2021.
(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twelve months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% lessee interest in His Glory from the Horse Seller for a total cost of $15,000 (the “Lease Fee”) exclusive of agent fees and expenses as part of the auction.

The Company acquired the 100% lessee interest in Altea from the Horse Seller for a total cost of $15,000 (the “Lease Fee”).

The Company acquired the 100% lessee interest in Bohemian Bourbon from the Horse Seller for a total cost of $15,000 (the “Lease Fee”).

The allocation of the net proceeds of the Series Action Bundle Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Action Bundle Interests are sold in connection with the Series Action Bundle Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the aggregate “Lease Fee” of a series, including Series Action Bundle, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

His Glory, Altea, and Bohemian Bourbon have commenced racing. Thus, the Company anticipates that they may soon start generating revenue which should allow Series Action Bundle to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should His Glory, Altea, and Bohemian Bourbon need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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DESCRIPTION OF JUST LOUISE 19

Summary Overview

•	Just Louise 19 is a 2019 Colt of American Pharoah (Sire) and Just Louise (Dam).
•	Just Louise 19 was foaled on April 12, 2019.
•	Just Louise 19 has a limited track record under which to assess its performance.
•	Current horse value set at $300,000 with the Company acquiring a 51% stake in Just Louise 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Just Louise 19, the Company will hold a 51.0% stake in Just Louise 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Just Louise 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Just Louise 19 moves into its stallion career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States on a dirt surface only, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $4,000,000 within thirty days after the winner’s purse has been distributed to the co-ownership which sum shall be divided pro rata among the co-owners within 21 days after receipt by the co-ownership.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a stallion prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, and, eventually, the series and its members.

The bonus will be void and shall not be due or owing if the decision is made to geld the horse prior to winning the Grade 1 race in the United States on a dirt surface.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Just Louise 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Just Louise 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Just Louise 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

41

42

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DESCRIPTION OF LOST EMPIRE 19

Summary Overview

•	Lost Empire 19 is a 2019 Colt of Into Mischief (Sire) and Lost Empire (Dam).
•	Lost Empire 19 was foaled on April 13, 2019.
•	Lost Empire 19 has a limited track record under which to assess its performance.
•	Current horse value set at $450,000 with the Company acquiring a 51% stake in Lost Empire 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Lost Empire 19, the Company will hold a 51.0% stake in Lost Empire 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Lost Empire 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Lost Empire 19 moves into its stallion career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States on a dirt surface only, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $5,000,000 within thirty days after the winner’s purse has been distributed to the co-ownership which sum shall be divided pro rata among the co-owners within 21 days after receipt by the co-ownership.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a stallion prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, and, eventually, the series and its members.

The bonus will be void and shall not be due or owing if the decision is made to geld the horse prior to winning the Grade 1 race in the United States on a dirt surface.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Lost Empire 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Lost Empire 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Lost Empire 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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48

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OFFERING

Total Offering:	$357,000
Share price:	$35/share
Total Shares:	10200

PER SHARE PRICE BREAKDOWN

Horse value:	$22
Acquisition Costs:	$2 - Includes Vet Check, Transportation, and Bloodstock Fee
Prepaid Expenses:	$6 - Includes 3 Years Admin and 3 Years Mortality Insurance
Management Fee:	$5

FINANCIAL DETAILS

Ownership group fees and compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

51

DESCRIPTION OF CAYALA 19

Summary Overview

•	Cayala 19 is a 2019 Colt of Into Mischief (Sire) and Cayala (Dam).
•	Cayala 19 was foaled on April 18, 2019.
•	Cayala 19 has a limited track record under which to assess its performance.
•	Current horse value set at $600,000 with the Company acquiring a 51% stake in Cayala 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Cayala 19, the Company will hold a 51.0% stake in Cayala 19’s co-ownership group with 41% held in this Series Cayala 19 and 10% held in Series Future Stars Stable. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Cayala 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Cayala 19 moves into its stallion career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States on a dirt surface only, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $5,000,000 within thirty days after the winner’s purse has been distributed to the co-ownership which sum shall be divided pro rata among the co-owners within 21 days after receipt by the co-ownership.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a stallion prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, and, eventually, the series and its members.

The bonus will be void and shall not be due or owing if the decision is made to geld the horse prior to winning the Grade 1 race in the United States on a dirt surface.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Cayala 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Cayala 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Cayala 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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WORKOUTS

Date	Time	Rank	Tr.	Dist.	Sf.

RESULTS

BEST RACING CLASS ACHIEVED:

Date	Fin	Tr.	Dist.	Sf.	Cond.	Race	Spd.	Chart	Replay

VALUATION

Current horse value:	$600,000
MRH stake:	41%/$246,000.00

OFFERING

Total Offering:	$373,100
Share price:	$91/share
Total Shares:	4100

PER SHARE PRICE BREAKDOWN

Horse value:	$60
Acquisition Costs:	$4 - Includes Vet Check, Transportation, and Bloodstock Fee
Prepaid Expenses:	$13 - Includes 3 Years Admin and 3 Years Mortality Insurance
Management Fee:	$14

FINANCIAL DETAILS

Ownership group fees and compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

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DESCRIPTION OF CONSECRATE 19

Summary Overview

•	Consecrate 19 is a 2019 Filly of Classic Empire (Sire) and Consecrate (Dam).
•	Consecrate 19 was foaled on March 10, 2019.
•	Consecrate 19 has a limited track record under which to assess its performance.
•	Current horse value set at $80,000 with the Company acquiring a 51% stake in Consecrate 19 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Consecrate 19, the Company will hold a 51.0% stake in Consecrate 19’s co-ownership group with 41% held in this Series Consecrate 19 and 10% held in Series Future Stars Stable. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Consecrate 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Consecrate 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Consecrate 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Consecrate 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Consecrate 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

CONSECRATE 19

$157
0.1% share

1

BUY

1 - Classic Empire x Consecrate

Co-Owner: Spendthrift Farm	Trainer: Dan Blacker	Racing Circuit: California

PROFILE

Foaled:	March 10, 2019
Breeder:	Merriebelle Stable, LLC
Color/Sex:	Chestnut/Filly
Sire:	Classic Empire
Dam:	Consecrate
Dam Sire:	Pulpit
Location:	California
Auction:	2020 Keeneland Yearling Sale

LEGAL

PEDIGREE

RECORD

APPRAISALS

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WORKOUTS

Date	Time	Rank	Tr.	Dist.	Sf.

RESULTS

BEST RACING CLASS ACHIEVED:

Date	Fin	Tr.	Dist.	Sf.	Cond.	Race	Spd.	Chart	Replay

VALUATION

Current horse value:	$80,000
MRH stake:	41%/$32,800

OFFERING

Total Offering:	$64,370
Share price:	$157/share
Total Shares:	410

PER SHARE PRICE BREAKDOWN

Horse value:	$80
Acquisition Costs:	$8 - Includes Vet Check, Transportation, and Bloodstock Fee
Prepaid Expenses:	$45 - Includes 3 Years Admin and 3 Years Mortality Insurance
Management Fee:	$24

FINANCIAL DETAILS

Ownership group fees and compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

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DESCRIPTION OF FUTURE STARS STABLE

Summary Overview

Man Among Men

•	Man Among Men is a 2019 Colt of War Front (Sire) and Key To My Heart (Dam).
•	Man Among Men was foaled on February 18, 2019.
•	Man Among Men has a limited track record under which to assess its performance.
•	Current horse value set at $360,000 with the Series acquiring a 10% stake in Man Among Men acquired via loan from the Manager.

Frosted Oats

•	Frosted Oats is a 2019 Filly of Frosted (Sire) and More Oats Please (Dam).
•	Frosted Oats was foaled on February 26, 2019.
•	Frosted Oats has a limited track record under which to assess its performance.
•	Current horse value set at $250,000 with the Series acquiring a 10% stake in Frosted Oats acquired via loan from the Manager.

Tapitry 19

•	Tapitry 19 is a 2019 Filly of Empire Maker (Sire) and Tapitry (Dam).
•	Tapitry 19 was foaled on January 29, 2019.
•	Tapitry 19 has a limited track record under which to assess its performance.
•	Current horse value set at $360,000 with the Series acquiring a 10% stake in Tapitry 19 acquired via loan from the Manager.

Classofsixtythree 19

•	Classofsixtythree 19 is a 2019 Filly of Gun Runner (Sire) and Classofsixtythree (Dam).
•	Classofsixtythree 19 was foaled on May 5, 2019.
•	Classofsixtythree 19 has a limited track record under which to assess its performance.
•	Current horse value set at $250,000 with the Series acquiring a 10% stake in Classofsixtythree 19 acquired via loan from the Manager.

Cayala 19

•	Cayala 19 is a 2019 Colt of Into Mischief (Sire) and Cayala (Dam).
•	Cayala 19 was foaled on April 18, 2019.
•	Cayala 19 has a limited track record under which to assess its performance.
•	Current horse value set at $600,000 with the Series acquiring a 10% stake in Cayala 19 acquired via loan from the Manager.

Margaret Reay 19

•	Margaret Reay 19 is a Filly of Uncle Mo (Sire) and Margaret Reay (Dam).
•	Margaret Reay 19 was foaled on March 22, 2019.
•	Margaret Reay 19 has a limited track record under which to assess its performance.
•	Current horse value set at $400,000 with the Series acquiring a 10% stake in Margaret Reay 19 acquired via loan from the Manager.

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Awe Hush 19

•	Awe Hush 19 is a 2019 Colt of Not This Time (Sire) and Awe Hush (Dam).
•	Awe Hush 19 was foaled on April 10, 2019.
•	Awe Hush 19 has a limited track record under which to assess its performance.
•	Current horse value set at $220,000 with the Series acquiring a 10% stake in Awe Hush 19 acquired via loan from the Manager.

Exonerated 19

•	Exonerated 19 is a 2019 Filly of Honor Code (Sire) and Exonerated (Dam).
•	Exonerated 19 was foaled on April 21, 2019.
•	Exonerated 19 has a limited track record under which to assess its performance.
•	Current horse value set at $210,000 with the Company acquiring a 51% stake in Exonerated 19 acquired via loan from the Manager.

Speightstown Belle 19

•	Speightstown Belle 19 is a 2019 Colt of Kantharos (Sire) and Speightstown Belle (Dam).
•	Speightstown Belle 19 was foaled on March 28, 2019.
•	Speightstown Belle 19 has a limited track record under which to assess its performance.
•	Current horse value set at $85,000 with the Series acquiring a 10% stake in Speightstown Belle 19 acquired via loan from the Manager.

Consecrate 19

•	Consecrate 19 is a 2019 Filly of Classic Empire (Sire) and Consecrate (Dam).
•	Consecrate 19 was foaled on March 10, 2019.
•	Consecrate 19 has a limited track record under which to assess its performance.
•	Current horse value set at $80,000 with the Series acquiring a 10% stake in Consecrate 19 acquired via loan from the Manager.

Latte Da 19

•	Latte Da 19 is a 2019 Filly of Into Mischief (Sire) and Latte Da (Dam).
•	Latte Da 19 was foaled on April 13, 2019.
•	Latte Da 19 has a limited track record under which to assess its performance.
•	Current horse value set at $195,000 with the Series acquiring a 10% stake in Latte Da 19 acquired via loan from the Manager.

Midnight Sweetie 19

•	Midnight Sweetie 19 is a 2019 Filly of Bernardini (Sire) and Midnight Sweetie (Dam).
•	Midnight Sweetie 19 was foaled on March 10, 2019.
•	Midnight Sweetie 19 has a limited track record under which to assess its performance.
•	Current horse value set at $180,000 with the Series acquiring a 10% stake in Midnight Sweetie 19 acquired via loan from the Manager.

Ambleside Park 19

•	Ambleside Park 19 is a 2019 Colt of Lookin At Lucky (Sire) and Ambleside Park (Dam).
•	Ambleside Park 19 was foaled on April 5, 2019.
•	Ambleside Park 19 has a limited track record under which to assess its performance.
•	Current horse value set at $115,000 with the Series acquiring a 10% stake in Ambleside Park 19 acquired via loan from the Manager.

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Athenian Beauty 19

•	Athenian Beauty 19 is a 2019 Colt of Connect (Sire) and Athenian Beauty (Dam).
•	Athenian Beauty 19 was foaled on January 28, 2019.
•	Athenian Beauty 19 has a limited track record under which to assess its performance.
•	Current horse value set at $50,000 with the Series acquiring a 10% stake in Athenian Beauty 19 acquired via loan from the Manager.

Co-Ownership Description

Man Among Men

As set forth in the Equine Co-Ownership and Acquisition Agreement for Man Among Men, the Company will hold a 51.0% stake in Man Among Men’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Man Among Men related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Man Among Men moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States on a dirt surface only, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $5,000,000 within thirty days after the winner’s purse has been distributed to the co-ownership which sum shall be divided pro rata among the co-owners within 21 days after receipt by the co-ownership.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a stallion prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, and, eventually, the series and its members.

The bonus will be void and shall not be due or owing if the decision is made to geld the horse prior to winning the Grade 1 race in the United States on a dirt surface.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Man Among Men. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Man Among Men was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Man Among Men is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Frosted Oats

As set forth in the Equine Co-Ownership and Acquisition Agreement for Frosted Oats, the Company will hold a 51.0% stake in Frosted Oats’ co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Frosted Oats related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Frosted Oats moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

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In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Frosted Oats. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Frosted Oats was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Frosted Oats is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Tapitry 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Tapitry 19, the Company will hold a 51.0% stake in Tapitry 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Tapitry 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Tapitry 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Tapitry 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Tapitry 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Tapitry 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Classofsixtythree 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Classofsixtythree 19, the Company will hold a 60.0% stake in Classofsixtythree 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Classofsixtythree 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Classofsixtythree 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Classofsixtythree 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company Classofsixtythree 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 60.0% stake was valued. The purchase price for Classofsixtythree 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Cayala 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Cayala 19, the Company will hold a 51.0% stake in Cayala 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Cayala 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Cayala 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States on a dirt surface only, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $5,000,000 within thirty days after the winner’s purse has been distributed to the co-ownership which sum shall be divided pro rata among the co-owners within 21 days after receipt by the co-ownership.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a stallion prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, and, eventually, the series and its members.

The bonus will be void and shall not be due or owing if the decision is made to geld the horse prior to winning the Grade 1 race in the United States on a dirt surface.

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In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Cayala 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Cayala 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Cayala 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Margaret Reay 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Margaret Reay 19, the Company will hold a 51.0% stake in Margaret Reay 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Margaret Reay 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Margaret Reay 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Margaret Reay 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Margaret Reay 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Margaret Reay 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Exonerated 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Exonerated 19, the Company will hold a 51.0% stake in Exonerated 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Exonerated 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Exonerated 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

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In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Exonerated 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Exonerated 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Exonerated 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Consecrate 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Consecrate 19, the Company will hold a 51.0% stake in Consecrate 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Consecrate 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Consecrate 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Consecrate 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Consecrate 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Consecrate 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Latte Da 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Latte Da 19, the Company will hold a 51.0% stake in Latte Da 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Latte Da 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Latte Da 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Latte Da 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Latte Da 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Latte Da 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Midnight Sweetie 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Midnight Sweetie 19, the Company will hold a 51.0% stake in Midnight Sweetie 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Midnight Sweetie 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Midnight Sweetie 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race in in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $500,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 2” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $250,000 within thirty days after the win is declared official. In the event the horse wins a “Grade 3” race in the United States, then the Horse Seller shall pay the co-ownership a one-time bonus of the sum of $100,000 within thirty days after the win is declared official. The total bonus will be capped at $500,000.

The above bonus will only serve as a nonrefundable advance on the expected increase in the horse’s value as a broodmare prospect and the Horse Seller shall be entitled to a credit equal to the bonus advanced from the co-ownership upon a final sale of the horse. The re-payment of the bonus will be first priority along with re-payment of training fee expenses incurred by Horse Seller on behalf of the series before any distributions made to co-owners, including the series and its members.

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In the event that the bonus is earned and actually paid by Horse Seller, the horse shall retire from racing after the Breeders’ Cup races of its three year old season, unless the co-owners (not the series members) vote by unanimous consent to continue racing into the four year old season.

Spendthrift is the co-owner and Horse Seller for Midnight Sweetie 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Midnight Sweetie 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Midnight Sweetie 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Ambleside Park 19

As set forth in the Equine Co-Ownership and Acquisition Agreement for Ambleside Park 19, the Company will hold a 51.0% stake in Ambleside Park 19’s co-ownership group. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Ambleside Park 19 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races. When Ambleside Park 19 moves into its broodmare career, the co-owners will be required to provide consent on fees, major expenses and final sale.

Spendthrift is the co-owner and Horse Seller for Ambleside Park 19. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Ambleside Park 19 was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51.0% stake was valued. The purchase price for Ambleside Park 19 is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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DESCRIPTION OF COLLUSION ILLUSION

Summary Overview

•	Collusion Illusion is a 2017 Colt of Twirling Candy (Sire) and Natalie Grace (Dam).
•	Collusion Illusion was foaled on January 27, 2017.
•	Collusion Illusion has a limited track record under which to assess its performance.
•	Current horse value set at $2,200,000 with the Company acquiring a 25% stake in Collusion Illusion acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Collusion Illusion, the Company will hold a 25% stake in Collusion Illusion's co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding and other day-to-day rights, but the Company will have certain major decision rights as it relates to Collusion Illusion, including limitations on the scope of authorized actions of the Manager, veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse, anti-dilution rights, right of first refusal (ROFR) rights, full ownership privileges, no claiming races without consent, removal of racing manager through co-ownership vote, insurance discretion, expense payment obligations, consultation on certain sale rights and more. As a minority owner and non-syndicate manager of Collusion Illusion, the Company has less operational control over Collusion Illusion than other series in which we have a majority interest but is still heavily involved with the ownership and development of the horse.

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Asset Description

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OFFERING

Total Offering:	$750,000
Share price:	$30/share
Total Shares:	25000

PER SHARE PRICE BREAKDOWN

Horse value:	$22
Acquisition Costs:	$2 - Includes Vet Check, and Bloodstock Fee
Prepaid Expenses:	$2 - Includes 3 Years Admin and 3 Years Mortality Insurance
Management Fee:	$4

FINANCIAL DETAILS

Ownership group fees and compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance and Option A Insurance Included

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DESCRIPTION OF MONOMOY GIRL

Summary Overview

•	Monomoy Girl is a 2017 Filly of Tapizar (Sire) and Drumette (Dam).
•	Monomoy Girl was foaled on March 26, 2017.
•	Monomoy Girl has a limited track record under which to assess its performance.
•	Current racing value set at $588,235.30 with the Company acquiring a 51% lessee interest in Monomoy Girl acquired via loan from the Manager.

Racing Lease Description

As set forth in the Racing Lease Agreement for Monomoy Girl, the Company will hold a 51.0% lessee interest in Monomoy Girl. The lease period is after conclusion of the 2021 Breeders’ Cup and entitles the Series to the racing rights to the horse for the lease period in exchange for the Lease Fee. The Manager will have voting rights as it relates to Monomoy Girl related to retiring the horse, racing outside of a set circuit, veterinary care over $5,000, trainers and the right to remove the racing manager at any time (subject to termination of the lease). Pursuant to that certain Amendment No.1 to the Racing Lease Agreement with respect to Monomoy Girl, the Company is now the manager of Monomoy Girl.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the horse owner along with the obligation to cover any future expenses associated with such horse with no future rights to the sale proceeds or breeding rights of the horse.

In the event that the horse owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the Lease Fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Spendthrift is the owner and lessor of Monomoy Girl. An affiliate of Spendthrift is a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Monomoy Girl was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred, future race earnings potential for the lease period (including historical past performances and race earnings), and a discount to the sales price due to the Company’s lack of future breeding/resale rights in the horse) is the horse value upon which the Company's 51.0% stake was valued. The Lease Fee for Monomoy Girl is payable to Spendthrift as the horse owner. In addition, each of the Series and Spendthrift pays a proportionate share of expenses for the mutual benefit of the horse. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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DESCRIPTION OF GOT STORMY

Summary Overview

•	Got Stormy is a 2015 Filly of Get Stormy (Sire) and Super Phoebe (Dam).
•	Got Stormy was foaled on February 1, 2015.
•	Got Stormy has a limited track record under which to assess its performance.
•	Current racing value set at $245,098.04 with the Company acquiring a 51% lessee interest in Got Stormy acquired via loan from the Manager.

Racing Lease Description

As set forth in the Racing Lease Agreement for Got Stormy, the Company will hold a 51.0% lessee interest in Got Stormy. The lease period is after conclusion of the 2021 Breeders’ Cup and entitles the Series to the racing rights to the horse for the lease period in exchange for the Lease Fee. The Manager will have voting rights as it relates to Got Stormy related to retiring the horse, racing outside of a set circuit, veterinary care over $5,000, trainers and the right to remove the racing manager at any time (subject to termination of the lease). Pursuant to that certain Amendment No.1 to the Racing Lease Agreement with respect to Got Stormy, the Company is now the manager of Got Stormy.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the horse owner along with the obligation to cover any future expenses associated with such horse with no future rights to the sale proceeds or breeding rights of the horse.

In the event that the horse owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the Lease Fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Spendthrift is the owner and lessor of Got Stormy. An affiliate of Spendthrift is a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Got Stormy was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred, future race earnings potential for the lease period (including historical past performances and race earnings), and a discount to the sales price due to the Company’s lack of future breeding/resale rights in the horse) is the horse value upon which the Company's 51.0% stake was valued. The Lease Fee for Got Stormy is payable to Spendthrift as the horse owner. In addition, each of the Series and Spendthrift pays a proportionate share of expenses for the mutual benefit of the horse. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

GOT STORMY

$45
0.01% share
1

BUY

10

6 - Get Stormy x Super Phoebe

Co-Owner:
Spendthrift Farm

Trainer:
Mark Casse

Racing Circuit:
Midwest

VIDEOS

NED TOFFEY
SPENDTHRIFT FARM

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2021 Race Campaign

Got Stormy won her seasonal debut on February 27, 2021 at Gulfstream Park in the Grade 3 $125,000 Honey Fox Stakes. Got Stormy's gross earnings from the race were $75,175 (MyRacehorse portion is $38,339.25). Earnings will be applied towards the Got Stormy series.

Expected on track: active

WORKOUTS

Date	Time	Rank	Tr.	Dist.	Sf.
2021-02-19	0:48.75	25/51	PMM	4F	Turf
2021-02-12	0:47.45	1/49	PMM	4F	Turf
2021-02-05	0:57.35	1/23	PMM	5F	Turf
2021-01-29	0:59.95	2/27	PMM	5F	Turf
2021-01-22	0:59.05	1/10	PMM	5F	Turf
2021-01-13	0:48.40	3/4	CAA	4F	Dirt
2021-01-06	0:36.00	1/5	CAA	3F	Dirt
2020-10-31	0:48.80	48/162	CD	4F	Dirt
2020-10-23	0:47.20	1/69	CD	4F	Dirt
2020-10-02	0:53.20	64/66	CD	4F	Dirt

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OFFERING

Total Offering:	$229,500
Share Price:	$45/share
Total Shares:	5100
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

Horse value:	$24
Acquisition Costs:	$6 - Includes Vet Check, and Bloodstock Fee
Prepaid Expenses:	$8 - Includes 1 Year Admin, and Training/Care Expenses
Management Fee:	$7

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	None

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DESCRIPTION OF MOTION EMOTION

Summary Overview

•	Motion Emotion is a 2016 Filly of Take Charge Indy (Sire) and Golden Motion (Dam).
•	Motion Emotion was foaled on March 16, 2016.
•	Motion Emotion has a limited track record under which to assess its performance.
•	Current racing value set at $49,019.61 with the Company acquiring a 51% lessee interest in Motion Emotion acquired via loan from the Manager.

Racing Lease Description

As set forth in the Racing Lease Agreement for Motion Emotion, the Company will hold a 51.0% lessee interest in Motion Emotion. The lease period is after conclusion of the 2021 Breeders’ Cup and entitles the Series to the racing rights to the horse for the lease period in exchange for the Lease Fee. The Manager will have voting rights as it relates to Motion Emotion related to retiring the horse, racing outside of a set circuit, veterinary care over $5,000, trainers and the right to remove the racing manager at any time (subject to termination of the lease). Pursuant to that certain Amendment No.1 to the Racing Lease Agreement with respect to Motion Emotion, the Company is now the manager of Motion Emotion.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the horse owner along with the obligation to cover any future expenses associated with such horse with no future rights to the sale proceeds or breeding rights of the horse.

In the event that the horse owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the Lease Fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Spendthrift is the owner and lessor of Motion Emotion. An affiliate of Spendthrift is a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Motion Emotion was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred, future race earnings potential for the lease period (including historical past performances and race earnings), and a discount to the sales price due to the Company’s lack of future breeding/resale rights in the horse) is the horse value upon which the Company's 51.0% stake was valued. The Lease Fee for Motion Emotion is payable to Spendthrift as the horse owner. In addition, each of the Series and Spendthrift pays a proportionate share of expenses for the mutual benefit of the horse. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

MOTION EMOTION

$84
0.05% share
1

BUY

5 - Take Charge Indy x Golden Motion

Co-Owner:
Spendthrift Farm

Trainer:
Steve Asmussen

Racing Circuit:
Midwest

VIDEOS

NED TOFFEY
SPENDTHRIFT FARM

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PROFILE

Foaled:	March 16, 2016
Breeder:	WinStar Farm, LLC
Color/Sex:	Bay/Mare
Sire:	Take Charge Indy
Dam:	Golden Motion
Dam Sire:	Smart Strike
Location:	Midwest
Auction:	Private Sale

LEGAL PEDIGREE

RECORD APPRAISALS

HORSE OVERVIEW

This 5-year-old mare has been knocking on the door in graded stakes company and we believe it's only a matter of time before Motion Emotion - already a listed stakes winner - can enter the winner's circle as a graded stakes winner. She will now be trained by Hall of Famer Steve Asmussen.

A scopey and good-looking daughter of Take Charge Indy, Motion Emotion caught the eye of Spendthrift Farm at the Fasig-Tipton Fall Select Mixed Sale and was acquired for $800,000.

And now in an agreement with Spendthrift Farm, MyRacehorse has acquired the lease-to-race rights for Motion Emotion for her 2021 racing campaign.

To learn more about the leasing process and how it will affect your investment, we've put together a handy guide here

This WinStar-bred mare was a modest yearling purchase for $55,000 at the Keeneland September Sale in 2017. To date, Motion Emotion has topped $500,000 in purse earnings and has a record of 3-6-0 from 16 career starts.

One of her victories came in the $250,000 Zia Park Oaks as a 3-year-old. In all, Motion Emotion has competed in eight graded stakes events during the course of her career. She has finished in the top four in six of those stakes, including a trio of runner-up finishes in the 2020 Grade 2 Fleur de Lis at Churchill Downs and the Grade 3 Fantasy Stakes and Grade 3 Honey Bee Stakes at Oaklawn Park in 2019.

Motion Emotion, who possesses tactical early speed, has won at distances of 6 furlongs up to 1 1/16 miles. In the 1 1/8-mile Fleur de Lis, where she was the second-longest price in the field at odds of 34-1, Motion Emotion ran a credible second to superstar mare Midnight Bisou while finishing two lengths clear of 2019 Kentucky Oaks winner Serengeti Empress, who returned to win the Grade 1 Ballerina Stakes at Saratoga Race Course in her next start.

2021 Race Campaign

Motion Emotion has raced one time in 2021, finishing 5th in the Grade 3 Houston Ladies Classic on January 31. Gross earnings from the race were $8,820 (MyRacehorse 51 percent is $4,498.20). Earnings will be applied to the Motion Emotion series.

Motion Emotion is targeting her next race at Oaklawn Park in March.

Expected on track: active

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DESCRIPTION OF SOCIAL DILEMMA

Summary Overview

•	Social Dilemma is a 2018 Filly of Medaglia d’Oro (Sire) and Singing Kitty (Dam).
•	Social Dilemma was foaled on January 29, 2019.
•	Social Dilemma has a limited track record under which to assess its performance.
•	Current horse value set at $49,019.61 with the Company acquiring a 51% lessee interest in Social Dilemma acquired via loan from the Manager.

Racing Lease Description

As set forth in the Racing Lease Agreement for Social Dilemma, the Company will hold a 51.0% lessee interest in Social Dilemma. The lease period is after conclusion of the 2021 Breeders’ Cup and entitles the Series to the racing rights to the horse for the lease period in exchange for the Lease Fee. The Manager will have voting rights as it relates to Social Dilemma related to retiring the horse, racing outside of a set circuit, veterinary care over $5,000, trainers and the right to remove the racing manager at any time (subject to termination of the lease). Pursuant to that certain Amendment No.1 to the Racing Lease Agreement with respect to Social Dilemma, the Company is now the manager of Social Dilemma.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the horse owner along with the obligation to cover any future expenses associated with such horse with no future rights to the sale proceeds or breeding rights of the horse.

In the event that the horse owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the Lease Fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Spendthrift is the owner and lessor of Social Dilemma. An affiliate of Spendthrift is a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Social Dilemma was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred, future race earnings potential for the lease period (including historical past performances and race earnings), and a discount to the sales price due to the Company’s lack of future breeding/resale rights in the horse) is the horse value upon which the Company's 51.0% stake was valued. The Lease Fee for Social Dilemma is payable to Spendthrift as the horse owner. In addition, each of the Series and Spendthrift pays a proportionate share of expenses for the mutual benefit of the horse. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

SOCIAL DILEMMA

$167
0.1% share
1
BUY

twinspires

3 - Medaglia d'Oro x Singing Kitty

Co-Owner: Spendthrift Farm	Trainer: Al Stall 	Racing Circuit: Midwest

VIDEOS

NED TOFFEY
GENERAL MANAGER AT SPENDTHRIFT FARM

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Breeding Insights

Sire Medaglia d'Oro was one of the most accomplished racehorses of his generation. Infused with both speed — he recorded an amazing 14 triple-digit Beyer Speed Figures — and stamina, he was a winner of seven graded stakes during his career, three of them Grade 1 events. This son of El Prado has carried that excellence with him to the breeding shed, where he is now considered a sire of rising sires with Violence and Fast Anna among his sons who are producing stakes winners.

He is represented by stakes winners around the world and on all surfaces and has shuttled to Australia for the Southern Hemisphere breeding season, where he has sired four Group 1 winners, including 2015 Golden Slippers champion Vancouver.

Medaglia d'Oro holds the distinction of being the sire of seven American Grade 1 winners in 2017, a feat that was only accomplished by stallion phenom Mr. Prospector. He can take credit for siring two of the most accomplished racemares of our time, Rachel Alexandra, the 2009 Horse of the Year and member of racing's Hall of Fame, and Songbird, a dual Eclipse Award champion.

Spendthrift Farm acquired Social Dilemma's dam, Singing Kitty, while this filly was in utero at the 2017 Keeneland November Sale for $750,000.

Singing Kitty, a stakes winner and a graded stakes-placed runner, earned nearly $400,000 during her racing career. As a broodmare, in addition to Social Dilemma, her first foal, she has produced a colt by Lord Nelson and a filly by Mendelssohn, and was bred to Into Mischief in 2020.

Expected on track: active

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99

DESCRIPTION OF ACTION BUNDLE

Summary Overview

His Glory

•	His Glory is a 2017 Filly of Mineshaft (Sire) and Glorious Sky (Dam).
•	His Glory was foaled on February 12, 2017.
•	His Glory has a limited track record under which to assess its performance.
•	Current horse value set at $15,000 with the Company acquiring a 100% lessee interest in His Glory acquired via loan from the Manager.

Altea

•	Altea is a 2015 Filly of Siyouni (Sire) and Ensis (Dam).
•	Altea was foaled on March 27, 2015.
•	Altea has a limited track record under which to assess its performance.
•	Current horse value set at $15,000 with the Company acquiring a 100% lessee interest in Altea acquired via loan from the Manager.

Bohemian Bourbon

•	Bohemian Bourbon is a 2016 Filly of Midshipman (Sire) and Irene Adler (Dam).
•	Bohemian Bourbon was foaled on April 30, 2019.
•	Bohemian Bourbon has a limited track record under which to assess its performance.
•	Current horse value set at $15,000 with the Company acquiring a 100% lessee interest in Bohemian Bourbon acquired via loan from the Manager.

Racing Lease Description

As set forth in each of the applicable Racing Lease Agreements for His Glory, Altea, and Bohemian Bourbon, the Company will hold a 100% lessee interest in each of His Glory, Altea and Bohemian Bourbon. The lease period under each applicable Racing Lease Agreement for His Glory, Altea, and Bohemian Bourbon terminates on November 30, 2021 and entitles the Series to the racing rights to each of His Glory, Altea, and Bohemian Bourbon for the lease period in exchange for the applicable Lease Fee. The Manager will have voting rights as it relates to the horses within Series Action Bundle related to retiring the horse, racing outside of a set circuit, veterinary care over $5,000, trainers and the right to remove the racing manager at any time. Pursuant to the respective Amendment No.1 to the Racing Lease Agreement for each of His Glory, Altea, and Bohemian Bourbon, the Company is now the manager for each of His Glory, Altea, and Bohemian Bourbon.

As the lessee of the racehorses within Series Action Bundle, the individual Series will receive a percentage of the purse winnings that is equal to its applicable lessee percentage in His Glory, Altea, and Bohemian Bourbon. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreements for His Glory, Altea, and Bohemian Bourbon will be responsible for the expenses of the applicable racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in His Glory, Altea, and Bohemian Bundle revert back to the horse owner along with the obligation to cover any future expenses associated with such horses with no future rights to the sale proceeds or breeding rights in His Glory, Altea, and Bohemian Bundle.

In the event that the horse owner intends to retire any of the horses within Series Action Bundle and elects to terminate the applicable Lease Agreement for such horse due to health, breeding or economic interest concerns and the Company disagrees, a third party veterinarian will determine whether the horse could continue training.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

100

Asset Description

101

102

Although we believe diversification can help spread risk, there are many other risks and factors that you should consider before investing in the Action Bundle. We highly encourage you to read and consider the risk factors found in our Post-Qualification Amendment No. 21 under the section titled, "Risk Factors", as any of the risks in this section could adversely affect our business, financial condition and results of operations.

Current Races under Lease Agreement

Altea has raced twice (December 2020 and January 2021) with gross race earnings of $12,500. Bohemian Bourbon has raced twice (January and February 2021) with gross race earnings of $6,500. His Glory has raced three times (November 2020, January and February 2021) with gross racings earnings of $12,020. Earnings from all three horses in the Action Bundle from these races will be applied towards the Action Bundle series.

VALUATION

Current Horse Value:	$45,000
MRH Stake:	100%/$45,000

OFFERING

Total Offering:	$310,000
Share Price:	$31/share
Total Shares:	10000
Equity Per Share:	0.0100%

PER SHARE PRICE BREAKDOWN

Horse value:	$4
Acquisition Costs:	$3 - Includes Vet Check and Bloodstock Fee
Prepaid Expenses:	$19 - Includes 1 Year Admin, and Training/Care Costs
Management Fee:	$5

FINANCIAL DETAILS

Ownership Group Fees and Compensation:	MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Not Included

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113

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of racehorses (each, an “Underlying Asset”), with loans from officers of the Manager, and developing the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a particular racehorse (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse creates such as if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold at auction.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of series interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

We completed initial offerings of Interests as set forth in the table below under “Operating Results” and are in the process of launching subsequent offerings for other series. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which is made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of June 30, 2020, officers of the Manager have loaned the Company a total of $1,968,706 (excluding accrued interest) in connection with the acquisition of these Underlying Assets. See Note 4 to Unaudited Financial Statements as of June 30, 2020 – Advances from Manager, and Note 6 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from officers of the Manager or the Manager.

As of December 31, 2019, officers of the Manager have loaned the Company a total of $1,724,852 (excluding accrued interest) in connection with the acquisition of these assets. See Note 4 to Audited Financial Statements as of December 31, 2019 – Advances from Manager and Note 6 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from officers of the Manager or the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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Operating Results – For the Years Ended December 31, 2019 and 2018

As of December 31, 2019, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit or (ii) Rule 506(c) of Regulation D:

Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Amandrea	550	425	125	$210.00	$40.00	$45.00	$5,000.00	$16,800.00	$19,125.00	$295.00	$125,375.00	$162,250.00	$36,875.00
MRH Amers	75	75	–	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
MRH Annahilate	450	300	150	$165.00	$90.00	$45.00	$13,500.00	$24,750.00	$13,500.00	$300.00	$90,000.00	$135,000.00	$45,000.00
MRH Bella Chica	100	30	70	$250.00	$66.00	$64.00	$4,620.00	$17,500.00	$1,920.00	$380.00	$11,400.00	$38,000.00	$26,600.00
MRH Big Mel	5,100	3,220	1,880	$89.00	$14.00	$18.00	$26,320.00	$167,320.00	$57,960.00	$121.00	$389,620.00	$617,100.00	$227,480.00
MRH Bullion	25	25	–	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
MRH Cairo Kiss	80	80	–	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
MRH Carpe Vinum	600	600	–	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Daddy's Joy	600	599	1	$80.00	$73.00	$27.00	$73.00	$80.00	$16,173.00	$180.00	$107,820.00	$108,000.00	$180.00
MRH Dancing Destroyer	250	250	–	$72.00	$47.00	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Filly Four*	8,000	638	7,362	$105.00	$48.00	$27.00	$353,376.00	$773,010.00	$17,226.00	$180.00	$114,840.00	$1,440,000.00	$1,325,160.00
MRH Keertana 18*	5,100	2,647	2,453	$72.00	$13.00	$15.00	$31,889.00	$176,616.00	$39,705.00	$100.00	$264,700.00	$510,000.00	$245,300.00
MRH Kiana's Love	200	200	–	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
MRH Kichiro	200	129	71	$81.00	$29.00	$20.00	$2,059.00	$5,751.00	$2,580.00	$130.00	$16,770.00	$26,000.00	$9,230.00
MRH Madarnas	50	50	0	$204.00	$93.00	$53.00	$2,604.00	$4,488.00	$1,484.00	$350.00	$9,294.00	$17,500.00	$0.00
MRH Lazy Daisy*	1,250	1,250	–	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
MRH Major Implications	20	20	–	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
MRH Miss Puzzle	125	125	–	$112.00	$100.00	$38.00	$0.00	$0.00	$4,750.00	$250.00	$31,250.00	$31,250.00	$0.00
MRH Moonless Sky	200	200	–	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
MRH Night of Idiots	80	62	18	$112.00	$100.00	$38.00	$1,800.00	$2,016.00	$2,356.00	$250.00	$15,500.00	$20,000.00	$4,500.00
MRH Nileist	45	45	–	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
MRH Noble Goddess	300	300	–	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NYC Claiming Package	510	510	–	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
MRH Ocean Magic	510	–	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
MRH Power Up Paynter	600	600	–	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00

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Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Sauce On Side	125	125	–	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
MRH Shake It Up Baby	250	231	19	$44.00	$66.50	$19.50	$1,263.50	$836.00	$4,504.50	$130.00	$30,030.00	$32,500.00	$2,470.00
MRH Sigesmund	200	61	139	$50.00	$35.00	$15.00	$4,865.00	$6,950.00	$915.00	$100.00	$6,100.00	$20,000.00	$13,900.00
MRH Soul Beam	65	65	–	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
MRH Squared Straight	150	150	–	$153.00	$76.00	$41.00	$0.00	$0.00	$6,150.00	$270.00	$40,500.00	$40,500.00	$0.00
MRH Street Band	50	50	–	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
MRH Sunny 18*	5,100	3,608	1,492	$41.00	$14.00	$10.00	$20,888.00	$61,172.00	$36,080.00	$65.00	$234,520.00	$331,500.00	$96,980.00
MRH Swiss Minister	50	50	–	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
MRH Takeo Squared	100	100	–	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
MRH Tavasco Road	80	80	–	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
MRH Tizamagician	600	600	–	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Two Trail Sioux 17K	1	1	–	$24,750.00	$3,617.00	$1,493.00	$0.00	$0.00	$1,493.00	$29,860.00	$29,860.00	$29,860.00	$0.00
MRH Utalknboutpractice	100	95	5	$165.00	$90.00	$45.00	$450.00	$825.00	$4,275.00	$300.00	$28,500.00	$30,000.00	$1,500.00
MRH Vertical Threat	600	598	2	$100.00	$78.50	$31.50	$157.00	$200.00	$18,837.00	$210.00	$125,580.00	$126,000.00	$420.00
MRH Wayne O	6,000	6,000	–	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
MRH Zestful	100	100	–	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00

 _____________________

*	Denotes offerings commenced in fourth quarter of fiscal year 2019
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. During the year ended December 31, 2018, the Company spent $36,062 on various general, administrative and start-up activities. During the year ended December 31, 2019, the Company spent $53,326 on various general, administrative and start-up activities. The Company commenced its planned principal operations in 2018.

Revenues are generated at the series level. As of December 31, 2018 and 2019, series of the Company have generated $36,888 and $263,655 in revenues, respectively.

116

The revenues generated on a series-by-series basis as of December 31, 2019 are as follows:

	Revenues
Underlying Asset (Horse Name)	31-Dec-19	31-Dec-18
Amandrea	$1,650	$–
Amers	$1,584	$4,833
Annihilate	$–	$–
Bella Chica	$–	$–
Big Mel	$–	$–
Bullion	$–	$–
Cairo Kiss	$920	$–
Carpe Vinum	$23,544	$–
Daddy’s Joy	$–	$–
Dancing Destroyer	$11,385	$–
Filly Four	$–	$–
Keertana 18	$–	$–
Kiana’s Love	$8,516	$–
Kichiro	$70	$–
Lazy Daisy	$2,500	$–
Madarnas	$–	$660
Major Implications	$2,714	$45
Miss Puzzle	$–	$–
Moonless Sky	$1,936	$2,752
Night of Idiots	$5,088	$90
Nileist	$9,658	$–
Noble of Goddess	$4,352	$–
NYC Claiming Package	$20,563	$–
Ocean Magic 18	$–	$–
Power Up Paynter	$22,809	$–
Sauce on Side	$6,023	$8,000
Shake It Up Baby	$125	$–
Sigesmund	$–	$–
Soul Beam	$24,852	$1,426
Squared Straight	$1,041	$–
Street Band	$41,305	$–
Sunny 18	$–	$–
Swiss Minister	$5,749	$987
Takeo Squared	$4,684	$11,934
Tavasco Road	$1,695	$3,151
Tizamagician	$27,601	$–
Two Trial Sioux 17K	$–	$–
Utalknboutpractice	$–	$–
Vertical Threat	$–	$–
Wayne O	$28,700	$–
Zestful	$4,590	$3,010
	$263,655	$36,888

As of December 31, 2018 and 2019, the Company incurred costs of revenue – horse expenses of $70,998 and $502,233, respectively, related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series.

117

The costs of revenue incurred on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

	Cost of Revenues
Underlying Asset (Horse Name)	31-Dec-19	31-Dec-18
Amandrea	$(12,092)	$–
Amers	$(2,881)	$(3,935)
Annihilate	$(16,943)	$–
Bella Chica	$(12,620)	$–
Big Mel	$(23,482)	$–
Bullion	$–	$–
Cairo Kiss	$(14,038)	$(4,988)
Carpe Vinum	$(33,754)	$–
Daddy’s Joy	$(20,411)	$–
Dancing Destroyer	$(15,131)	$–
Filly Four	$(8,655)	$–
Keertana 18	$(8,604)	$–
Kiana’s Love	$(11,952)	$–
Kichiro	$(6,446)	$–
Lazy Daisy	$(9,233)	$–
Madarnas	$–	$(3,104)
Major Implications	$(1,197)	$(626)
Miss Puzzle	$(1,555)	$–
Moonless Sky	$(7,671)	$(8,908)
Night of Idiots	$(15,822)	$(117)
Nileist	$(24,935)	$(1,815)
Noble of Goddess	$(17,594)	$(56)
NYC Claiming Package	$(7,412)	$–
Ocean Magic 18	$(6,171)	$–
Power Up Paynter	$(28,674)	$–
Sauce on Side	$(8,904)	$(5,815)
Shake It Up Baby	$(9,818)	$–
Sigesmund	$(7,021)	$(9,675)
Soul Beam	$(21,006)	$(9,005)
Squared Straight	$(12,217)	$(1,857)
Street Band	$(14,858)	$–
Sunny 18	$(5,383)	$–
Swiss Minister	$(5,875)	$(3,235)
Takeo Squared	$(1,558)	$(5,819)
Tavasco Road	$(3,574)	$(5,349)
Tizamagician	$(31,620)	$–
Two Trial Sioux 17K	$–	$–
Utalknboutpractice	$(7,985)	$(1,231)
Vertical Threat	$(24,817)	$–
Wayne O	$(38,694)	$–
Zestful	$(1,630)	$(5,464)
	$(502,233)	$(70,998)

As of December 31, 2018 and 2019, the Company incurred Management Fee expenses of $57,484 and $460,455, respectively, sales and marketing expenses of $500 and $0, respectively, interest expenses of $23 and $0, respectively, and depreciation of $40,286 and $472,260, respectively.

118

The Management Fee expenses on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

	Management Fee
Underlying Asset (Horse Name)		31-Dec-19		31-Dec-18
Amandrea		$19,290	$
Amers		$420		$1,322
Annihilate		$13,500	$
Bella Chica		$1,920	$
Big Mel		$58,565	$
Bullion	$			$3,550
Cairo Kiss	$			$6,660
Carpe Vinum		$31,154	$
Daddy’s Joy		$16,173	$
Dancing Destroyer		$6,347	$
Filly Four		$17,226	$
Keertana 18		$39,705	$
Kiana’s Love		$4,042	$
Kichiro		$2,580	$
Lazy Daisy		$22,750	$
Madarnas	$			$2,650
Major Implications	$			$700
Miss Puzzle		$4,750	$
Moonless Sky	$			$3,300
Night of Idiots		$304		$2,052
Nileist		$320		$3,280
Noble of Goddess		$2,329		$2,771
NYC Claiming Package		$4,192	$
Ocean Magic 18	$		$
Power Up Paynter		$19,681	$
Sauce on Side	$			$4,844
Shake It Up Baby		$4,517	$
Sigesmund	$			$915
Soul Beam		$275		$5,673
Squared Straight	$			$6,150
Street Band		$12,193	$
Sunny 18		$36,080	$
Swiss Minister		$966		$1,134
Takeo Squared	$			$4,425
Tavasco Road		$315		$2,698
Tizamagician		$31,441	$
Two Trial Sioux 17K	$		$
Utalknboutpractice		$2,610		$1,665
Vertical Threat		$18,837	$
Wayne O		$86,870	$
Zestful		$1,104		$3,696
		$460,455		$57,484

119

The depreciation on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

Series	Depreciation
MRH Filly Four	$49,530.28
MRH Amandrea	12,833.33
MRH Amers	1,372.23
MRH Annahilate	16,500.00
MRH Bella Chica	8,333.32
MRH Big Mel	55,224.56
MRH Bullion	2,000.00
MRH Cairo Kiss	9,266.64
MRH Carpe Vinum	26,666.64
MRH Daddy's Joy	10,665.60
MRH Dancing Destroyer	1,805.52
MRH Kiana's Love	3,533.28
MRH Keertana 18	30,387.50
MRH Kichiro	3,875.04
MRH Lazy Daisy	12,500.00
MRH Major Implications	–
MRH Miss Puzzle	4,456.68
MRH Moonless Sky	4,000.00
MRH Night of Idiots	2,913.36
MRH Nileist	3,336.67
MRH Noble Goddess	6,000.00
NY Claiming Package	16,479.84
MRH Ocean Magic 18	6,502.50
MRH Power Up Paynter	11,666.67
MRH Sauce On Side	1,801.07
MRH Shake It Up Baby	2,583.34
MRH Sigesmund	3,333.36
MRH Soul Beam	4,631.52
MRH Squared Straight	7,500.00
MRH Street Band	8,750.00
MRH Sunny 18	17,127.50
MRH Swiss Minister	1,572.58
MRH Takeo Squared	–
MRH Tavasco Road	277.78
MRH Tizamagician	27,010.00
MRH Two Trail Sioux 17K	5,500.00
MRH Utalknboutpractice	3,990.00
MRH Vertical Threat	13,333.34
MRH Wayne O	75,000.00
MRH Zestful	–
TOTAL	$472,260

As a result, the Company’s aggregate net loss across all series for the years ended December 31, 2018 and 2019 was $(159,165) and $(1,288,347), respectively.

120

Operating Results – For the Six- Month Period Ended June 30, 2020

As of June 30, 2020, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Amandrea	550	508	42	$210	$40	$45	$1,680	$8,820	$22,860	$295	$149,860	$162,250	$12,390
Amers	75	75	0	$82	$37	$21	$0	$0	$1,575	$140	$10,500	$10,500	$0
Annahilate	450	447	3	$165	$90	$45	$270	$495	$20,115	$300	$134,100	$135,000	$900
Authentic	12,500	3,804	8,696	$152	$24	$30	$208,704	$1,321,792	$114,120	$206	$783,624	$2,575,000	$1,791,376
Bella Chica	100	30	70	$250	$66	$64	$4,620	$17,500	$1,920	$380	$11,400	$38,000	$26,600
Big Mel	6,000	6,000	0	$89	$14	$18	$0	$0	$108,000	$121	$726,000	$726,000	$0
Bullion	25	25	0	$240	$0	$230	$0	$0	$5,750	$470	$11,750	$11,750	$0
Cairo Kiss	80	80	0	$348	$124	$83	$0	$0	$6,660	$555	$44,400	$44,400	$0
Carpe Vinum	600	600	0	$200	$72	$48	$0	$0	$28,800	$320	$192,000	$192,000	$0
Daddy’s Joy	600	599	1	$80	$73	$27	$73	$80	$16,173	$180	$107,820	$108,000	$180
Dancing Destroyer	250	250	0	$72	$47	$21	$0	$0	$5,250	$140	$35,000	$35,000	$0
Deep Cover	800	800	0	$100	$87	$33	$0	$0	$26,400	$220	$176,000	$176,000	$0
Filly Four (Moonlight d’Oro; Joyful Addiction; Lady Valentine; Shared Empire)	8,000	6,781	1,219	$105	$48	$27	$58,512	$127,995	$183,087	$180	$1,220,580	$1,440,000	$219,420
Lane Way	6,000	6,000	0	$61	$16	$14	$0	$0	$81,000	$90	$540,000	$540,000	$0
Lazy Daisy	1,250	1,249	1	$90	$7	$18	$7	$90	$22,482	$115	$143,635	$143,750	$115
American Heiress	5,100	5,092	8	$72	$13	$15	$104	$576	$76,380	$100	$509,200	$510,000	$800
Kiana’s Love	200	200	0	$55	$47	$18	$0	$0	$3,600	$120	$24,000	$24,000	$0
Kichiro	200	129	71	$81	$29	$20	$2,059	$5,751	$2,580	$130	$16,770	$26,000	$9,230
Madarnas	50	50	0	$204	$93	$53	$0	$0	$2,650	$350	$17,500	$9,294	$0
Major Implications	20	20	0	$128	$67	$35	$0	$0	$700	$230	$4,600	$4,600	$0
Miss Puzzle	125	125	0	$112	$100	$38	$0	$0	$4,750	$250	$31,250	$31,250	$0
Mo Mischief	5,100	5,094	6	$50	$14	$11	$84	$300	$56,034	$75	$382,050	$382,500	$450
Moonless Sky	200	200	0	$60	$34	$17	$0	$0	$3,300	$110	$22,000	$22,000	$0
Night of Idiots	80	80	0	$112	$100	$38	$0	$0	$3,040	$250	$20,000	$20,000	$0
Nileist	45	45	0	$260	$190	$80	$0	$0	$3,600	$530	$23,850	$23,850	$0
Noble of Goddess	300	300	0	$62	$31	$17	$0	$0	$5,100	$110	$33,000	$33,000	$0
New York Claiming Package (Augusta Moon; Hizaam)	510	510	0	$72	$54	$14	$0	$0	$7,140	$140	$71,400	$71,400	$0
Ocean Magic 18	510	0	510	$31	$71	$18	$36,210	$15,810	$0	$120	$0	$61,200	$61,200
Popular Demand	1,020	1,018	2	$145	$63	$36	$126	$290	$36,648	$244	$248,392	$248,880	$488
Power Up Paynter	600	600	0	$100	$61	$29	$0	$0	$17,400	$190	$114,000	$114,000	$0

121

Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Sauce on Side	125	125	0	$130	$74	$36	$0	$0	$4,500	$240	$30,000	$30,000	$0
Shake It Up Baby	250	250	0	$44	$67	$20	$0	$0	$4,875	$130	$32,500	$32,500	$0
Sigesmund	200	61	1,39	$50	$35	$15	$4,865	$6,950	$915	$100	$6,100	$20,000	$13,900
Soul Beam	65	65	0	$355	$164	$92	$0	$0	$5,948	$610	$39,650	$39,650	$0
Squared Straight	150	150	0	$153	$76	$41	$0	$0	$6,150	$270	$40,500	$40,500	$0
Street Band	50	50	0	$918	$127	$185	$0	$0	$9,250	$1,230	$61,500	$61,500	$0
Storm Shooter	2,000	1,998	2	$90	$48	$24	$96	$180	$47,952	$162	$323,676	$324,000	$324
Solar Strike	6,000	5,999	1	$41	$14	$10	$14	$41	$59,990	$65	$389,935	$390,000	$65
Swiss Minister	50	50	0	$150	$88	$42	$0	$0	$2,100	$280	$14,000	$14,000	$0
Takeo Squared	100	100	0	$153	$76	$41	$0	$0	$4,100	$270	$27,000	$27,000	$0
Tavasco Road	80	80	0	$128	$67	$35	$0	$0	$2,800	$230	$18,400	$18,400	$0
Thirteen Stripes	1,000	0	1,000	$100	$95	$34	$95,000	$100,000	$0	$229	$0	$229,000	$229,000
Tizamagician	600	600	0	$185	$87	$48	$0	$0	$28,800	$320	$192,000	$192,000	$0
Two Trial Sioux 17K	1	1	0	$24,750	$4,970	$0	$0	$0	$0	$29,720	$29,720	$29,720	$0
Utalknboutpractice	100	95	5	$165	$90	$45	$450	$825	$4,275	$300	$28,500	$30,000	$1,500
Vertical Threat	600	598	2	$100	$79	$32	$157	$200	$18,837	$210	$125,580	$126,000	$420
Wayne O	6,000	6,000	0	$75	$6	$14	$0	$0	$84,000	$95	$570,000	$570,000	$0
Zestful	100	100	0	$194	$78	$48	$0	$0	$4,800	$320	$32,000	$32,000	$0
Totals	68,811	57,033	11,778				$413,031	$1,607,695	$1,156,406		$7,765,742	$10,125,894	$2,368,358

 _____________________

*	Denotes offering commenced after June 30, 2020.
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed the Manager for any loans extended on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

Revenues

Revenues are generated at the Series level. During the six-month periods ended June 30, 2020, and June 30, 2019, the Company generated $178,786 and $43,196 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the six-month periods ended June 30, 2020, and June 30, 2019, the Company incurred costs of revenue – horse expenses of $486,071 and $162,532, respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

122

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of June 30, 2020, and June 30, 2019 are as follows:

	Revenues		Cost of Revenues
Underlying Asset (Horse Name)	30-June-20	30-June-19	30-June-20	30-June-19
Amandrea	$14,298	$–	$(20,706)	$–
Amers	$–	$594	$–	$(1,614)
Annahilate (f.k.a. Two Trail Sioux 17)	$–	$–	$(12,308)	$(1,699)
Authentic	$–	$–	$(5,062)	$–
Bella Chica	$5,820	$–	$(6,693)	$(8,400)
Big Mel	$6,600	$–	$(19,967)	$–
Bullion	$–	$–	$–	$–
Cairo Kiss	$–	$920	$(2,713)	$(8,017)
Carpe Vinum (f.k.a. Martita Sangrita 17)	$7,193	$–	$(19,572)	$(10,139)
Daddy’s Joy	$–	$–	$(8,667)	$(8,581)
Dancing Destroyer (f.k.a. De Mystique ’17)	$10,280	$–	$(4,723)	$(4,169)
Deep Cover	$–	$–	$(12,464)	$–
Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire of The Filly Four	$–	$–	$(93,729)	$–
American Heiress (f.k.a. Keertana 18)	$–	$–	$(15,233)	$–
Kiana’s Love	$4,175	$7,870	$(5,911)	$(6,886)
Kichiro	$–	$–	$(2,888)	$(2,075)
Lazy Daisy	$209	$–	$(8,129)	$–
Lane Way	$17,916	$–	$(41,913)	$–
Madarnas	$0	$–	$–	$–
Major Implications	$–	$2,714	$–	$(1,197)
Miss Puzzle	$–	$–	$(6,337)	$–
Mo Mischief	$–	$–	$(24,594)	$–
Moonless Sky	$2,228	$1,115	$(689)	$(4,691)
Night of Idiots	$3,960	$–	$(6,141)	$(6,582)
Nileist	$–	$1,248	$–	$(13,325)
Noble of Goddess	$–	$339	$(2,015)	$(9,478)
NY Claiming Package (Augusta Moon and Hizaam)	$15,106	$–	$(5,132)	$–
Ocean Magic 18 (f.k.a. Palace Foal)	$–	$–	$–	$(3,857)
Popular Demand	$–	$–	$(11,960)	$–
Power Up Paynter	$33,474	$–	$(23,041)	$(2,681)
Sauce on Side	$–	$6,023	$–	$(8,654)
Shake It Up Baby	$325	$–	$(3,988)	$(4,146)
Sigesmund	$458	$–	$(4,539)	$(3,909)
Soul Beam	$–	$8,138	$–	$(18,011)
Squared Straight	$2,516	$–	$(10,546)	$(4,033)
Street Band	$4,008	$625	$(2,783)	$(4,097)
Storm Shooter	$–	$–	$(15,910)	$–
Solar Strike (f.k.a. Sunny 18)	$–	$–	$(19,467)	$–

123

Swiss Minister	$–	$2,639	$–	$(4,224)
Takeo Squared	$–	$4,684	$–	$(1,558)
Tavasco Road	$–	$1,695	$–	$(3,574)
Thirteen Stripes	$–	$–	$(3,084)	$–
Tizamagician	$25,420	$–	$(26,052)	$(2,563)
Two Trial Sioux 17K	$–	$–	$(7,893)	$(566)
Utalknboutpractice	$10,100	$–	$(6,363)	$(3,601)
Vertical Threat	$14,700	$–	$(16,927)	$(8,573)
Wayne O	$–	$–	$(7,932)	$–
Zestful	$–	$4,591	$–	$(1,630)
	$178,786	$43,196	$(486,071)	$(162,532)

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company commenced its planned principal operations in 2018. During the six-month periods ended June 30, 2020, and June 30, 2019, the Company incurred $1,513,620 and $197,624, respectively, an increase of $1,333,996 related to general and administrative fees, management fees, depreciation, and loss on horse retirement. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the six-month periods ended June 30, 2020, and June 30, 2019, are as follows:

Total Operating Expense
	30-Jun-20	30-Jun-19	Difference
General and Administrative	$48,043	$30,682	$17,361
Management Fees	$663,536	$45,623	$617,913
Depreciation	$781,537	$70,442	$711,095
Loss on Horse Retirement	$38,503	$50,877	$-12,374
Total:	$1,531,620	$197,624	$1,333,996

Operating Expenses - Overview

During the six-month periods ended June 30, 2020, and June 30, 2019, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

Operating Expenses
Series-Series Name	Underlying Asset (Horse Name)	30-Jun-20	30-Jun-19
Series Amandrea	Amandrea	$(24,415)	$–
Series Amers	Amers	$–	$(1,000)
Series Two Trail Sioux 17	Annihilate	$(20,490)	$(7,230)
Series Authentic	Authentic	$(150,723)	$–
Series Bella Chica	Bella Chica	$(4,354)	$(8,687)
Series Big Mel	Big Mel	$(130,443)	$–
Series Bullion	Bullion	$333	$(1,250)
Series Cairo Kiss	Cairo Kiss	$(4,633)	$(4,633)
Series Martita Sangrita 17	Carpe Vinum	$(23,511)	$(9,419)
Series Daddy’s Joy	Daddy’s Joy	$(9,499)	$(4,167)

124

Series De Mystique ‘17	Dancing Destroyer	$(16,585)	$(4,661)
Series Deep Cover	Deep Cover	$(36,570)	$–
Series The Filly Four	(i) Moonlight d’Oro, (ii) Joyful Addiction, (iii) Lady Valentine, and (iv) Shared Empire	$(421,436)	$–
Series Keertana 18	American Heiress	$(97,450)	$–
Series Kiana’s Love	Kiana’s Love	$(3,267)	$(7,520)
Series Kichiro	Kichiro	$(4,083)	$(4,821)
Series Lane Way	Lane Way	$(140,290)	$–
Series Lazy Daisy	Lazy Daisy	$(18,753)	$–
Series Madarnas	Madarnas	$–	$–
Series Major Implications	Major Implications	$–	$(2,361)
Series Miss Puzzle	Miss Puzzle	$(3,728)	$(8,248)
Series Mo Mischief	Mo Mischief	$(82,983)	$–
Series Moonless Sky	Moonless Sky	$2,942	$(2,750)
Series Night of Idiots	Night of Idiots	$2,929	$(1,959)
Series Nileist	Nileist	$–	$(4,263)
Series Noble of Goddess	Noble of Goddess	$(3,000)	$(5,689)
Series New York Claiming Package	(i) Augusta Moon; and (ii) Hizaam	$(24,491)	$–
Series Palace Foal	Ocean Magic 18	$(1,301)	$(3,902)
Series Popular Demand	Popular Demand	$(47,598)	$–
Series Power Up Paynter	Power Up Paynter	$(14,847)	$(1,500)
Series Sauce on Side	Sauce on Side	$–	$(13,584)
Series Shake It Up Baby	Shake It Up Baby	$2,180	$(2,250)
Series Sigesmund	Sigesmund	$(3,167)	$(1,792)
Series Soul Beam	Soul Beam	$–	$(3,846)
Series Squared Straight	Squared Straight	$(3,750)	$(3,750)
Series Street Band	Street Band	$(9,056)	$(11,420)
Series Storm Shooter	Storm Shooter	$(56,619)	$–
Series Sunny 18	Solar Strike	$(58,165)	$–
Series Swiss Minister	Swiss Minister	$–	$(2,340)
Series Takeo Squared	Takeo Squared	$–	$(12,917)
Series Tavasco Road	Tavasco Road	$–	$(9,533)
Series Thirteen Stripes	Thirteen Stripes	$(6,865)	$–
Series Tizamagician	Tizamagician	$(24,299)	$(20,829)
Series Two Trial Sioux 17K	Two Trial Sioux 17K	$(3,668)	$(1,750)
Series Utalknboutpractice	Utalknboutpractice	$(1,995)	$(4,650)
Series Vertical Threat	Vertical Threat	$(12,970)	$(6,913)
Series Wayne O	Wayne O	$(75,000)	$–
Series Zestful	Zestful	$–	$(17,465)
Cost Related To Company		$–	$(525)
Total:		$(1,531,620)	$(197,624)

Operating Expenses – General and Administrative

For the six-months period ended June 30, 2020, and June 30, 2019, the Company incurred general and administrative fees of $48,043 and $30,682, respectively, an increase of $17,361. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series. In addition, many of the horses that incurred expenses in the prior period incurred their year two fee in the current period. The minimum expense for the current period is $1,500 and increases based on the size of the overall offering. These larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending June 30, 2020 relative to the prior period.

125

The general and administrative fees incurred on a series-by-series basis as of June 30, 2020, and June 30, 2019 are as follows:

	General and Administrative Fees
Underlying Asset (Horse Name )	30-Jun-20	30-Jun-19
Amandrea	$–	$–
Amers	$–	$–
Annihilate (f.k.a. Two Trail Sioux 17)	$1,500	$3,105
Authentic	$10,000	$–
Bella Chica	$188	$2,600
Big Mel	$–	$–
Bullion	$(1,213)	$250
Cairo Kiss	$–	$–
Carpe Vinum (f.k.a. Martita Sangrita 17)	$1,500	$1,601
Daddy’s Joy	$1,500	$1,501
Dancing Destroyer (f.k.a. De Mystique ’17)	$125	$2,225
Deep Cover	$2,500	$–
Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire of The Filly Four	$–	$–
American Heiress (f.k.a. Keertana 18)	$–	$–
Kiana’s Love	$1,500	$2,153
Kichiro	$1,500	$1,810
Lazy Daisy	$–	$–
Lane Way	$3,000	$–
Madarnas	$–	$–
Major Implications	$–	$–
Miss Puzzle	$1,500	$1,954
Mo Mischief	$2,500	$–
Moonless Sky	$–	$250
Night of Idiots	$–	$160
Nileist	$–	$1,993
Noble of Goddess	$–	$360
Augusta Moon and Hizaam of NY Claiming Package	$643	$–
Ocean Magic 18 (f.k.a. Palace Foal)	$–	$–
Popular Demand	$5,000	$–
Power Up Paynter	$1,500	$1,500
Sauce on Side	$–	$250
Shake It Up Baby	$–	$1,500
Sigesmund	$1,500	$126
Soul Beam	$–	$–
Squared Straight	$–	$0
Street Band	$1,500	$920
Storm Shooter	$5,000	$–
Solar Strike (f.k.a. Sunny 18)	$–	$–
Swiss Minister	$–	$124
Takeo Squared	$–	$(277)
Tavasco Road	$–	$1,512
Thirteen Stripes	$5,000	$–
Tizamagician	$1,500	$1,560
Two Trial Sioux 17K	$(1,200)	$375
Utalknboutpractice	$–	$–
Vertical Threat	$1,500	$1,501
Wayne O	$–	$–
Zestful	$–	$1,104
Company	$–	$525
	$48,043	$30,682

126

Operating Expenses – Management Fee

For the six-months period ended June 30, 2020, and June 30, 2019, the Company incurred Management Fee expenses of $663,536 and $45,623, respectively, an increase of $617,913. The increase is due primarily to the value of the overall offerings during the current period relative to the prior period. In addition, higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of June 30, 2020, and June 30, 2019 are as follows:

	Management Fee
Underlying Asset (Horse Name)	30-Jun-20	30-Jun-19
Amandrea	$5,165	$–
Amers	$–	$–
Annihilate	$6,615	$–
Authentic	$114,120	$–
Bella Chica	$–	$1,920
Big Mel	$50,646	$–
Bullion	$(1,788)	$–
Cairo Kiss	$–	$–
Carpe Vinum	$719	$1,152
Daddy’s Joy	$–	$–
Dancing Destroyer	$1,028	$1,533
Deep Cover	$26,400	$–
Filly Four	$165,861	$–
Keertana 18	$36,675	$–
Kiana’s Love	$–	$3,600
Kichiro	$–	$2,580
Lane Way	$3	$–
Lazy Daisy	$82,792	$–
Madarnas	$–	$–
Major Implications	$–	$–
Miss Puzzle	$–	$4,066
Mo Mischief	$56,034	$–
Moonless Sky	$–	$–
Night of Idiots	$684	$342
Nileist	$–	$320
Noble of Goddess	$–	$2,329
NYC Claiming Package	$1,511	$–
Popular Demand	$–	$–
Ocean Magic 18	$36,648	$–
Power Up Paynter	$3,347	$–
Sauce on Side	$–	$–
Shake It Up Baby	$403	$–
Sigesmund	$–	$–
Soul Beam	$–	$–
Squared Straight	$–	$–
Storm Shooter	$56	$–
Street Band	$47,952	$9,250
Sunny 18	$23,910	$–
Swiss Minister	$–	$966
Takeo Squared	$–	$–
Tavasco Road	$–	$315
Thirteen Stripes	$–	$–
Tizamagician	$2,542	$12,516
Two Trial Sioux 17K	$743	$–
Utalknboutpractice	$–	$2,655
Vertical Threat	$1,470	$2,079
Wayne O	$–	$–
Zestful	$–	$–
Total	$663,536	$45,623

127

Operating Expenses – Depreciation

For the six-months period ended June 30, 2020, and June 30, 2019, the depreciation was $781,537 and $70,442, respectively, an increase of $711,095. The increase is due to both the quantity and the value of the overall assets increased from the period ending June 30, 2020. This is primarily attributed to the Company acquiring higher valued horses in the current period than in the previous period. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of June 30, 2020, and June 30, 2019 are as follows:

	Depreciation
Underlying Asset (Horse Name)	30-Jun-20	30-Jun-19
Amandrea	$19,250	$–
Amers	$–	$1,000
Annihilate (f.k.a. Two Trail Sioux 17)	$12,375	$4,125
Authentic	$26,603	$0
Bella Chica	$4,167	$4,167
Big Mel	$79,797	$–
Bullion	$241	$1,000
Cairo Kiss	$4,633	$4,633
Carpe Vinum (f.k.a. Martita Sangrita 17)	$21,292	$6,667
Daddy’s Joy	$7,999	$2,666
Dancing Destroyer (f.k.a. De Mystique ’17)	$5,191	$903
Deep Cover	$7,670	$–
Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire of The Filly Four	$255,575	$–
American Heiress (f.k.a. Keertana 18)	$60,775	$–
Kiana’s Love	$1,767	$1,767
Kichiro	$2,583	$431
Lazy Daisy	$18,750	$–
Lane Way	$54,499	$–
Madarnas	$–	$–
Major Implications	$–	$–
Miss Puzzle	$2,228	$2,228
Mo Mischief	$24,449	$–
Moonless Sky	$269	$2,500
Night of Idiots	$931	$1,457
Nileist	$–	$1,950
Noble of Goddess	$3,000	$3,000
Augusta Moon and Hizaam of NY Claiming Package	$(14,055)	$–
Ocean Magic 18 (f.k.a. Palace Foal)	$1,301	$3,902
Popular Demand	$5,950	$–
Power Up Paynter	$10,000	$–
Sauce on Side	$–	$1,801
Shake It Up Baby	$217	$750
Sigesmund	$1,667	$1,667
Soul Beam	$–	$3,846
Squared Straight	$3,750	$3,750
Street Band	$7,500	$1,250
Storm Shooter	$3,667	$–
Solar Strike (f.k.a. Sunny 18)	$34,255	$–
Swiss Minister	$–	$1,250
Takeo Squared	$–	$–
Tavasco Road	$–	$278
Thirteen Stripes	$1,865	$–
Tizamagician	$20,258	$6,753
Two Trial Sioux 17K	$4,125	$1,375
Utalknboutpractice	$1,995	$1,995
Vertical Threat	$10,000	$3,333
Wayne O	$75,000	$–
Zestful	$–	$–
	$781,537	$70,442

128

Operating Expenses – Loss on Horse Retirement

For the six-months period ended June 30, 2020, and June 30, 2019, the loss on horse retirement was $38,503 and $50,877, respectively, a decrease of $12,374. The decrease is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of June 30, 2020, and June 30, 2019 are as follows:

Loss on Horse
Underlying Asset (Horse Name)	30-Jun-20	30-Jun-19
Amandrea	$–	$–
Amers	$–	$–
Annihilate (f.k.a. Two Trail Sioux 17)	$–	$–
Authentic	$–	$–
Bella Chica	$–	$–
Big Mel	$–	$–
Bullion	$2,425.29	$–
Cairo Kiss	$–	$–
Carpe Vinum (f.k.a. Martita Sangrita 17)	$–	$–
Daddy’s Joy	$–	$–
Dancing Destroyer (f.k.a. De Mystique ’17)	$10,240.83	$–
Deep Cover	$–	$–
Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire of The Filly Four	$–	$–
American Heiress (f.k.a. Keertana 18)	$–	$–
Kiana’s Love	$–	$–
Kichiro	$–	$–
Lazy Daisy	$–	$–
Lane Way	$–	$–
Madarnas	$–	$–
Major Implications	$–	$2,361.11
Miss Puzzle	$–	$–
Mo Mischief	$–	$–
Moonless Sky	$(3,210.76)	$–
Night of Idiots	$(4,543.54)	$–
Nileist	$–	$–
Noble of Goddess	$–	$–
Augusta Moon and Hizaam of NY Claiming Package	$36,391.84	$–
Ocean Magic 18 (f.k.a. Palace Foal)	$–	$–
Popular Demand	$–	$–
Power Up Paynter	$–	$–
Sauce on Side	$–	$11,532.26
Shake It Up Baby	$(2,800.26)	$–
Sigesmund	$–	$–
Soul Beam	$–	$–
Squared Straight	$–	$–
Street Band	$–	$–
Storm Shooter	$–	$–
Solar Strike (f.k.a. Sunny 18)	$–	$–
Swiss Minister	$–	$–
Takeo Squared	$–	$12,916.66
Tavasco Road	$–	$7,706.03
Thirteen Stripes	$–	$–
Tizamagician	$–	$–
Two Trial Sioux 17K	$–	$–
Utalknboutpractice	$–	$–
Vertical Threat	$–	$–
Wayne O	$–	$–
Zestful	$–	$16,361.11
	$38,503	$50,877

129

As a result, the Company’s aggregate net loss across all series for the six-month periods ended June 30, 2020, and June 30, 2019 was $1,873,859 and $317,145, respectively.

Liquidity and Capital Resources – For the Years Ended December 31, 2019 and 2018

During the years ended December 31, 2018 and 2019, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain horse assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one horse asset through a loan from a strategic vendor partner.

The cash reserves for Operating Expenses, including Upkeep Fees, for Palace Foal, Annahilate, Vertical Threat, Keertana 18, Miss Puzzle, Filly Four, Sigesmund, Utalknboutpractice, Bella Chica, Big Mel, Sunny 18, are estimated to last through calendar year 2020 whether or not such Series generates revenues in 2020. The purchase price of such Underlying Assets includes such reserves for Operating Expenses through 2020.

Of the horses that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
MRH Annahilate	August-20
Filly Four	December-20
MRH Keertana 18	December-20
MRH Miss Puzzle	December-20
MRH Sunny 18	December-20
MRH Two Trail Sioux 17K	August-20
MRH Utalknboutpractice	September-20
MRH Mo Mischief	December-20
MRH Deep Cover	December-20

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Assets need more time than anticipated in training or fails to generate sufficient revenues as expected, such Series have reserves in place to cover such contingencies through 2020. The Company has purchased insurance for such Underlying Assets.

In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such series thereafter.

The Company (if viewed as if it were a separate and distinct entity apart from its series) will not have much, if any, need for cash reserves and, instead, each series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such series thereafter. Further, in the event that a series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Since Inception, the Company has relied on advances from founders and raising capital to fund its operations. As of December 31, 2017, the Company had negative capital and will likely incur losses prior to generating positive working capital which raised substantial concern about the Company’s ability to continue as a going concern.

However, the Company has shown for the past 3 years that it is able to secure all funding required to grow and scale its business by raising capital for each of the 30 or more series listed on its platform as well as continued extension of credit from the Company’s manager. The manager of the Company remains able and willing to facilitate the growth of the Company and is fully committed to the growth and success of the Company. These factors alleviate concerns that the Company has substantial doubt as to whether it can continue as a growing concern starting in the third quarter of 2019.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized.

130

Liquidity and Capital Resources – For the Six- Month Period Ended June 30, 2020

During the six-month periods ended June 30, 2020, and June 30, 2019, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one Underlying Asset through a loan from a strategic vendor partner.

Of the horses that were part of an offering as of June 30, 2020 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
Annahilate	20-Aug
Deep Cover	21-April
Keertana 18	21-April
Miss Puzzle	20-Dec
Popular Demand	21-Feb
Storm Shooter	20-Sept
Sunny 18	21-March
Thirteen Stripes	20-Dec

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. As of June 30, 2020, the Company had negative capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Semi-Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the six-month periods ended June 30, 2020, and June 30, 2019, the Company had a total of $513,329 and $216,247, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

131

As of June 30, 2020, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series-Series Name	Underlying Asset (Horse Name)	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Amandrea	Amandrea	$(3,285)	$(10,500)	$(13,785)	12/31/2020
Series Amers	Amers	$0	$0	$0	12/31/2020
Series Two Trail Sioux 17	Annihilate	$4,548	$(765)	$3,783	12/31/2020
Series Authentic	Authentic	$19,086	$(1,530,496)	$(1,511,410)	12/31/2020
Series Bella Chica	Bella Chica	$(11,270)	$(22,120)	$(33,390)	12/31/2020
Series Big Mel	Big Mel	$(5,703)	$0	$(5,703)	12/31/2020
Series Bullion	Bullion	$0	$0	$0	12/31/2020
Series Cairo Kiss	Cairo Kiss	$(14,702)	$0	$(14,702)	12/31/2020
Series Martita Sangrita 17	Carpe Vinum	$(3,287)	$0	$(3,287)	12/31/2020
Series Daddy Joy	Daddy’s Joy	$9,499	$(153)	$9,346	12/31/2020
Series De Mystique ‘17	Dancing Destroyer	$0	$0	$0	12/31/2020
Series Deep Cover	Deep Cover	$52,368	$0	$52,368	12/31/2020
Series The Filly Four	(i) Moonlight d’Oro, (ii) Joyful Addiction, (iii) Lady Valentine, and (iv) Shared Empire	$209,736	$(186,507)	$23,229	12/31/2020
Series Keertana 18	American Heiress	$46,449	$(680)	$45,769	12/31/2020
Series Kiana's Love	Kiana’s Love	$(2,892)	$0	$(2,892)	12/31/2020
Series Kichiro	Kichiro	$(7,048)	$(7,810)	$(14,858)	12/31/2020
Series Lane Way	Lane Way	$18,332	$0	$18,332	12/31/2020
Series Lazy Daisy	Lazy Daisy	$(9,803)	$(97)	$(9,900)	12/31/2020
Series Madarnas	Madarnas	$0	$0	$0	12/31/2020
Series Major Implications	Major Implications	$0	$0	$0	12/31/2020
Series Miss Puzzle	Miss Puzzle	$1,053	$0	$1,053	12/31/2020
Series Mo Mischief	Mo Mischief	$37,076	$(384)	$36,692	12/31/2020
Series Moonless Sky	Moonless Sky	$0	$0	$0	12/31/2020
Series Night of Idiots	Night of Idiots	$0	$0	$0	12/31/2020
Series Nileist	Nileist	$0	$0	$0	12/31/2020
Series Noble Goddess	Noble of Goddess	$(10,635)	$0	$(10,635)	12/31/2020
Series NY Claiming Package	(i) Augusta Moon; and (ii) Hizaam	$0	$0	$0	12/31/2020
Series Palace Foal	Ocean Magic 18	$(6,171)	$0	$(6,171)	12/31/2020
Series Popular Demand	Popular Demand	$28,084	$(416)	$27,668	12/31/2020
Series Power Up Paynter	Power Up Paynter	$11,751	$0	$11,751	12/31/2020
Series Sauce on Side	Sauce on Side	$0	$0	$0	12/31/2020
Series Shake It Up Baby	Shake It Up Baby	$0	$0	$0	12/31/2020
Series Sigesmund	Sigesmund	$(19,444)	$(11,815)	$(31,259)	12/31/2020
Series Soul Beam	Soul Beam	$0	$0	$0	12/31/2020
Series Squared Straight	Squared Straight	$(13,885)	$0	$(13,885)	12/31/2020
Series Street Band	Street Band	$(288)	$0	$(288)	12/31/2020
Series Storm Shooter	Storm Shooter	$68,415	$(276)	$68,139	12/31/2020
Series Sunny 18	Solar Strike	$49,840	$(55)	$49,785	12/31/2020
Series Swiss Minister	Swiss Minister	$0	$0	$0	12/31/2020
Series Takeo Squared	Takeo Squared	$0	$0	$0	12/31/2020
Series Tavasco Road	Tavasco Road	$0	$0	$0	12/31/2020
Series Thirteen Stripes	Thirteen Stripes	$77,076	$(195,000)	$(117,924)	12/31/2020
Series Tizamagician	Tizamagician	$(10,616)	$0	$(10,616)	12/31/2020
Series Two Trail Sioux 17K	Two Trial Sioux 17K	$(2,904)	$0	$(2,904)	12/31/2020
Series Utalknboutpractice	Utalknboutpractice	$2,339	$(1,275)	$1,064	12/31/2020
Series Wayne O	Wayne O	$(8,177)	$0	$(8,177)	12/31/2020
Series Vertical Threat	Vertical Threat	$7,787	$(357)	$7,430	12/31/2020
Series Zestful	Zestful	$0	$0	$0	12/31/2020
Total		$513,329	$(1,968,706)	$(1,455,377)

132

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through at least calendar year 2020 whether or not such Series generates revenues in 2020. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the calendar year 2020. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of June 30, 2020, the Company received a total of $7,757,536 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 5 – Members’ Equity/(Deficit)” for more detail):

Series-Series Name (Horse Name)	Underlying Asset	Units Offered	Units Tendered	Subscription Amount
Series-Amandrea	Amandrea	550	508	$149,860
Series-Amers	Amers	75	75	$10,500
Series-Two Trail Sioux 17	Annahilate	450	447	$134,100
Series-Authentic	Authentic	12,500	3,804	$783,624
Series-Bella Chica	Bella Chica	100	30	$11,400
Series-Big Mel	Big Mel	6,000	6,000	$726,000
Series-Bullion	Bullion	25	25	$11,750
Series-Cairo Kiss	Cairo Kiss	80	80	$44,400
Series-Martita Sangrita 17	Carpe Vinum	600	600	$192,000
Series-Daddy’s Joy	Daddy’s Joy	600	599	$107,820
Series-De Mystique ‘17	Dancing Destroyer	250	250	$35,000
Series-Deep Cover	Deep Cover	800	800	$176,000
Series-The Filly Four	(i) Moonlight d’Oro, (ii) Joyful Addiction, (iii) Lady Valentine, and (iv) Shared Empire	8,000	6,781	$1,220,580
Series-Keertana 18	American Heiress	5,100	5,092	$509,200
Series-Kiana’s Love	Kiana’s Love	200	200	$24,000
Series-Kichiro	Kichiro	200	129	$16,770
Series-Lane Way	Lane Way	6,000	6,000	$540,000
Series-Lazy Daisy	Lazy Daisy	1,250	1,249	$143,635
Series-Madarnas	Madarnas	50	50	$9,294
Series-Major Implications	Major Implications	20	20	$4,600
Series-Miss Puzzle	Miss Puzzle	125	125	$31,250
Series-Mo Mischief	Mo Mischief	5,100	5,094	$382,050
Series-Moonless Sky	Moonless Sky	200	200	$22,000
Series-Night of Idiots	Night of Idiots	80	80	$20,000
Series-Nileist	Nileist	45	45	$23,850
Series-Noble of Goddess	Noble of Goddess	300	300	$33,000
Series-NY Claiming Package	(i) Augusta Moon; and (ii) Hizaam	510	510	$71,400
Series-Palace Foal	Ocean Magic 18	510	0	$0
Series-Popular Demand	Popular Demand	1,020	1,018	$248,392
Series-Power Up Paynter	Power Up Paynter	600	600	$114,000
Series-Sauce on Side	Sauce on Side	125	125	$30,000
Series-Shake It Up Baby	Shake It Up Baby	250	250	$32,500
Series-Sigesmund	Sigesmund	200	61	$6,100
Series-Soul Beam	Soul Beam	65	65	$39,650
Series-Squared Straight	Squared Straight	150	150	$40,500
Series-Street Band	Street Band	50	50	$61,500
Series-Storm Shooter	Storm Shooter	2,000	1,998	$323,676
Series-Sunny 18	Solar Strike	6,000	5,999	$389,935
Series-Swiss Minister	Swiss Minister	50	50	$14,000
Series-Takeo Squared	Takeo Squared	100	100	$27,000
Series-Tavasco Road	Tavasco Road	80	80	$18,400
Series-Thirteen Stripes	Thirteen Stripes	1,000	0	$0
Series-Tizamagician	Tizamagician	600	600	$192,000
Series-Two Trial Sioux 17K	Two Trial Sioux 17K	1	1	$29,720
Series-Utalknboutpractice	Utalknboutpractice	100	95	$28,500
Series-Vertical Threat	Vertical Threat	600	598	$125,580
Series-Wayne O	Wayne O	6,000	6,000	$570,000
Series-Zestful	Zestful	100	100	$32,000
Total		68,811	57,033	$7,757,536

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Advances from Manager – For the Years Ended December 31, 2019 and 2018

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2019:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Filly Four	$286,526	$(1,126,386)	$(839,860)
MRH Amandrea	9,894	(31,250)	(21,356)
MRH Annahilate	22,057	(38,250)	(16,193)
MRH Bella Chica	(8,833)	(22,120)	(30,953)
MRH Big Mel	2,277	(193,225)	(190,948)
MRH Bullion	(3,000)	–	(3,000)
MRH Cairo Kiss	(11,165)	–	(11,165)
MRH Carpe Vinum	16,784	–	16,784
MRH Daddy's Joy	21,889	(153)	21,736
MRH Dancing Destroyer	3,990	–	3,990
MRH Keertana 18	34,080	(208,505)	(174,425)
MRH Kiana's Love	449	–	449
MRH Kichiro	(1,376)	(7,810)	(9,186)
MRH Lazy Daisy	267	–	267
MRH Miss Puzzle	9,715	–	9,715
MRH Moonless Sky	(8,763)	–	(8,763)
MRH Night of Idiots	(5,761)	(3,816)	(9,577)
MRH Noble Goddess	(6,798)	–	(6,798)
MRH Ocean Magic 18	(6,171)	–	(6,171)
MRH Power Up Paynter	14,272	–	14,272
MRH Shake It Up Baby	5,420	(2,100)	3,320
MRH Sigesmund	(12,896)	(11,815)	(24,711)
MRH Sunny 18	38,255	(78,090)	(39,835)
MRH Squared Straight	(4,633)	–	(4,633)
MRH Street Band	2,771	–	2,771
MRH Tizamagician	12,926	–	12,926
MRH Utalknboutpractice	471	(1,275)	(804)
MRH Vertical Threat	20,483	(57)	20,426
MRH Wayne O	2,017	–	2,017
MRH New York Claiming	11,756	–	11,756
TOTAL	$446,900	$(1,724,852)	$(1,277,951)

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Advances From Manager – For the Six- Month Period Ended June 30, 2020

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations (See Note 4 to Unaudited Financial Statements as of June 30, 2020).

Related Party Transactions – For the Years Ended December 31, 2019 and 2018

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Related Party Transactions – For the Six- Month Period Ended June 30, 2020

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 and Note 6 to Unaudited Financial Statements as of June 30, 2020 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

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In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $8,097,660 as of June 30, 2020, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (1)
MRH Amers		$8,925
MRH Amandrea		$137,500
MRH Two Trail Sioux 17		$110,700
MRH Authentic		$2,200,000
MRH Big Mel		$618,000
MRH Bella Chica		$31,600
MRH Bullion		$6,000
MRH Cairo Kiss		$37,760
MRH Martita Sangrita 17		$163,200
MRH Daddy’s Joy		$91,800
MRH De Mystique ‘17		$30,238
MRH Deep Cover		$149,600
MRH Keertana 18		$433,500
MRH The Filly Four		$1,224,000	*
MRH Kiana's Love		$20,400
MRH Kichiro		$22,000
MRH Lane Way		$459,000
MRH Lazy Daisy		$121,250
MRH Madarnas		$14,850
MRH Major Implications		$3,900
MRH Miss Puzzle		$26,500
MRH Mo Mischief		$326,400
MRH Moonless Sky		$18,700
MRH Night of Idiots		$16,960
MRH Nileist		$20,250
MRH Noble Goddess		$28,300
MRH New York Claiming Package		$64,260
MRH Palace Foal	$	**
MRH Popular Demand		$212,160
MRH Power Up Paynter		$96,600
MRH Sauce on Side		$25,500
MRH Shake It Up Baby		$27,625
MRH Sigesmund		$17,000
MRH Soul Beam		$33,703
MRH Squared Straight		$34,350
MRH Street Band		$52,250

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MRH Sunny 18	$330,000
MRH Storm Shooter	$276,000
MRH Swiss Minister	$11,900
MRH Takeo Squared	$22,900
MRH Tavasco Road	$15,600
MRH Thirteen Stripes	$195,000
MRH Tizamagician	$173,745
MRH Two Trial Sioux 17K	$28,234
MRH Utalknboutpractice	$25,500
MRH Vertical Threat	$106,800
MRH Zestful	$27,200
Total	$8,097,660

(1) The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

*As of June 30, 2020, the Company owes $534,920.00 to Spendthrift in connection with Series The Filly Four.

** The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Trend information – For the Years Ended December 31, 2019 and 2018

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. In 2019, we closed 16 Offerings. The table below shows the launched and closed Offerings for the year ended December 31,2019:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2019	21	9	1

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

The Company plans to launch approximately 20 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets. The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2020 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

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3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, and $53,526.80 have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond. We believe that expanding the Membership Experience Programs will help us from a number of perspectives:

1) Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2) Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2020.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Trend Information – For the Six- Month Period Ended June 30, 2020

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. As of June 30, 2020, we closed 30 Offerings. The table below shows the launched and closed Offerings as of June 30, 2020:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
As of June 30, 2020	43	30	1

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of June 30, 2020 either through (i) a California intra state permit or (ii) Rule 506(c).

The Company plans to launch approximately 50 to 100 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets. The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2020-2021 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

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In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, and $53,526.80 have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond. We believe that expanding the Membership Experience Programs in 2020-2021 and beyond will help us from a number of perspectives:

1) Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2) Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2020.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Plan of Operations

As stated, the Company is in the business of acquiring interests in race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the year ended December 31, 2019, series accrued race winnings totaling $263,655. In sum, the series incurred $502,233 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $460,455 of due diligence or management fees earned by the Manager.

During the six-month period ended June 30, 2020, series accrued race winnings totaling $178,786. In sum, the series incurred $486,071 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $663,536 of due diligence or management fees earned by the Manager.

At the time of the filing of this offering statement, Just Louise 19, Lost Empire 19, Cayala 19, Consecrate 19, Monomoy Girl, Got Stormy, and Motion Emotion have not commenced revenue-generating operations. We intend for such Underlying Assets to start generating revenue as described in each applicable Series’ Use of Proceeds section as described herein.

Off-Balance Sheet Arrangements

As of June 30, 2020, we did not have any off-balance sheet arrangements.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. Neither Experiential Squared, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests. Notwithstanding the foregoing, we have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the bloodstock fee, if applicable, and (v) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. StartEngine Secure LLC will serve as transfer agent to maintain stockholder information on a book-entry basis.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.                   an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.                   earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

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If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and has also paid a separate, one-time $20,000 consulting fee.

Due Diligence Fee

An initial fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to these Offerings.

Bloodstock Fee

A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company.

Operating Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

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Notwithstanding the foregoing, prior to September 2020, we allocated a sizable portion of the Offering proceeds to a cash reserve to be spent on Upkeep Fees which covered operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. Starting with the Series listed on this Post-Qualification Amendment No. 16 and moving forward, however, we do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

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6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. StartEngine Secure LLC serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

MyRacehorse.com intends to democratize the ownership of racehorses (Thoroughbred, Quarter, and Standardbred horses) and allow fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and a portion of financial gains that the ownership creates.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. It is the intent of the Company and its Manager to maintain sufficient control and input into the initial due diligence and subsequent training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, it will look to have a wide range of voting rights within the co-ownership syndicate (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

The syndicate manager of the horse makes the final decisions on many day-to-day decisions relating to the horses. They decide on the trainer, racing schedule, housing and certain other operational decisions. Certain key decisions, however, will require input from the Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the syndicate manager), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

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When a Series becomes an owner of the horse, the Series’ members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $100 billion is bet annually on horse races with the US representing about 11% of the total gaming market.2 The Kentucky Derby continues setting records; in 2017 the total handle was the highest in history, with just over $209 million handled, up 8% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$100 billion is bet annually on horse races worldwide and there are $1 billion dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 47,000 active racehorses.5 The average sales price for a racehorse is about $74,000.6

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1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2015.pdf.

3 https://www.courier-journal.com/story/news/local/2017/05/07/record-betting-reported-2017-kentucky-derby/101403510/.

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

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Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. In general, the Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold.

Claiming

The Company's Claiming activities (through individual Series) consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price. Some factors leading to a horse being more valuable than its claiming price include being poorly trained to date, running in the wrong type of races or having dropped in class. The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races). For example, in a $32,000 claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below their ability or have been mismanaged by the current owners or trainers thereby allowing the Series to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Series paid.

Once a Series acquires a horse in its claiming division it may take up to 30 days before the horse may be able to race again. The factors relating to the length between races include the endurance and shape of the horse, the availability of races and the skill level of the other horses in the race. The Company, along with our trainer, uses these factors to decide on where and when to race the horse so we can put the horse in the best possible position to win. During this time the horse is usually ridden everyday as part of their training. Horses will jog or cantor most days. The horse will typically gallop every 7 days that it does not race; this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs (1 furlong equals 1/8 of a mile) and simulates a race for the horse.

The Company expects the on-going monthly expenses directly associated to the horses in its claiming division to be approximately $50 to $125 per day for each horse. The fee depends on the trainer's fee and the amount of vet bills each horse requires.

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Revenue from Claiming Division

The Series intend to generate revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a horse. The Company expects that a horse will begin to generate revenue from purse winnings within 30 days from acquiring the horse. The Company further expects that it will continue to receive revenue from the horse every 30 days from additional purse winnings. The Series will also generate revenue if our horse is claimed by another stable. The Company expects that most horses in its claiming division will be claimed within 12 months from the date we acquired the horse.

Deciding on a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective investors to assist in their individual investment decisions.

Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

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Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

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Competition

The Company is a very small player in the racehorse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost entirely on the Manager and its officers to evaluate a horse and to buy any horse we believe to be a good investment.

Government Regulation

Horse racing is regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

Prior to September 2020, we allocated a sizable portion of the Offering proceeds to a cash reserve to be spent on Upkeep Fees which covered operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset.

Starting with the Series listed on this Post-Qualification Amendment No. 16 and moving forward, however, we do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

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Bloodstock Fee

In the event that the Manager performs bloodstock services for an Underlying Asset (i.e.: creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company), the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

Facilities

The Manager is located at 250 W. 1st Street, Suite 256, Claremont, CA 91711 and currently has a four year lease on its principal offices. The Manager presently has 8 employees, 10 independent contractors and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See "CONFLICTS OF INTEREST.") In addition, the Manager may, if desired, submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Michael Behrens	44	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer

Michael has served as a marketing executive for over 10 years on both the agency and client side. He has experience in both performance marketing and brand development for startups, established business and the Fortune 1000. In his career he has managed/influenced over 1 billion in advertising dollars. He most recently served as the CMO of Casper, a very successful online mattress start-up in NYC that has generated hundreds of millions of dollars in revenue since inception.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section above for more information.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% of Gross Proceeds). In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2019 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$460,455	$0	$460,455

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 250 W. 1st Street, Suite 256, Claremont, CA 91711.

As of February 26, 2021, the securities of the Company are beneficially owned as follows:

Title of Class/Series	Name of Beneficial Owner(1)	Number of Interests Beneficially Owned (1)	Percentage of Interests Beneficially Owned
Company(2)	Experiential Squared, Inc. (Manager)	N/A	100.0%
Series Amers	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bella Chica	Experiential Squared, Inc. (Manager)	70	70.0%
Series Berengaria ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bullion	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cairo Kiss	Experiential Squared, Inc. (Manager)	0	0.00%
Series Country Whirl ‘17	Experiential Squared, Inc. (Manager)	4	4.00%
Series Kiana’s Love	Experiential Squared, Inc. (Manager)	0	0.00%
Series Kichiro	Experiential Squared, Inc. (Manager)	71	35.50%
Series Madarnas	Experiential Squared, Inc. (Manager)	0	0.00%
Series Major Implications	Experiential Squared, Inc. (Manager)	0	0.00%
Series Miss Puzzle 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Moonless Sky	Experiential Squared, Inc. (Manager)	0	0.00%
Series Night of Idiots	Experiential Squared, Inc. (Manager)	18	23.00%
Series Nileist	Experiential Squared, Inc. (Manager)	0	0.00%
Series Noble Goddess	Experiential Squared, Inc. (Manager)	0	0.00%
Sauce on Side	Experiential Squared, Inc. (Manager)	0	0.00%
Series Sigesmund	Experiential Squared, Inc. (Manager)	139	70.00%
Series Soul Beam	Experiential Squared, Inc. (Manager)	0	0.00%
Series Street Band	Experiential Squared, Inc. (Manager)	0	0.00%
Series Swiss Minister	Experiential Squared, Inc. (Manager)	0	0.00%
Series Takeo Squared	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tavasco Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17K	Experiential Squared, Inc. (Manager)	0	0.00%
Series Zestful	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Michael Behrens (Affiliate of Manager)	510	100.00%
Series De Mystique ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Martita Sangrita 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Daddy’s Joy	Experiential Squared, Inc. (Manager)	0	0.00%
Series Vertical Threat	Experiential Squared, Inc. (Manager)	2	0.30%
Series Shake it Up Baby	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tizamagician	Experiential Squared, Inc. (Manager)	0	0.00%
Series Power Up Paynter	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17	Experiential Squared, Inc. (Manager)	3	0.64%
Series Wayne O	Experiential Squared, Inc. (Manager)	0	0.00%
Series Big Mel	Experiential Squared, Inc. (Manager)	0	0.00%

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Series Amandrea	Experiential Squared, Inc. (Manager)	42	7.6%
Series Keertana 18	Experiential Squared, Inc. (Manager)	8	0.16%
Series Sunny 18	Experiential Squared, Inc. (Manager)	1	0.02%
Series Lazy Daisy	Experiential Squared, Inc. (Manager)	1	0.08%
Series New York Claiming Package	Experiential Squared, Inc. (Manager)	0	0.00%
Series The Filly Four	Experiential Squared, Inc. (Manager)	41	0.51%
Series Lane Way	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Mischief	Experiential Squared, Inc. (Manager)	0	0.00%
Series Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Popular Demand	Experiential Squared, Inc. (Manager)	2	0.20%
Series Authentic	Experiential Squared, Inc. (Manager)	63	0.50%
Series Storm Shooter	Experiential Squared, Inc. (Manager)	2	0.10%
Series Thirteen Stripes	Experiential Squared, Inc. (Manager)	0	0.00%
Series Naismith	Experiential Squared, Inc. (Manager)	6	0.30%
Series NY Exacta	Experiential Squared, Inc. (Manager)	3	0.25%
Series Apple Down Under 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Just Louise 19	Experiential Squared, Inc. (Manager)	7	0.69%
Series Lost Empire 19	Experiential Squared, Inc. (Manager)	69	0.68%
Series Man Among Men	Experiential Squared, Inc. (Manager)	0	0.00%
Series Frosted Oats	Experiential Squared, Inc. (Manager)	4	0.10%
Series Tapitry 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Classofsixtythree 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cayala 19	Experiential Squared, Inc. (Manager)	6	0.15%
Series Margaret Reay 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Awe Hush 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Exonerated 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Speightstown Belle 19	Experiential Squared, Inc. (Manager)	1	0.11%
Series Consecrate 19	Experiential Squared, Inc. (Manager)	2	0.49%
Series Latte Da 19	Experiential Squared, Inc. (Manager)	4	0.10%
Series Midnight Sweetie 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ambleside Park 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Athenian Beauty 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Future Stars Stable	Experiential Squared, Inc. (Manager)	116	1.16%
Series Collusion Illusion	Experiential Squared, Inc. (Manager)	15	0.06%

______________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

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Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and bloodstock fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid insurance and administrative expenses for a horse for up to 3 years. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

160

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation, if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

161

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed StartEngine Secure LLC as its SEC-registered transfer agent.

162

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

163

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

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WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

E-Mail: support@myracehorse.com

Tel: 909-740-9175

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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Index to Financial Statements

Unaudited Financial Statements as of June 30, 2020, and December 31, 2019, and for the Six-Month Periods Ended June 30, 2020, and 2019

Audited Financial Statements as of December 31, 2019 and 2018 and for the years then ended

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MY RACEHORSE CA LLC

BALANCE SHEETS (UNAUDITED)

As of June 30, 2020, and December 31, 2019

	30-Jun-20	31-Dec-19

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	0	3,770
Horse reserve funds receivable from Manager (see Note 4)	513,329	446,900
Prepaid expense	360,659	70,215
Total Current Assets	873,988	520,885

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	5,879,928	2,990,695
Total Non-Current Assets	5,879,928	2,990,695

TOTAL ASSETS	$6,753,916	$3,511,580

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$1,968,706	$1,724,852
Accrued Expense	19,988	–
Interest payable	16,071	23
Total Current Liabilities	2,004,765	1,724,875

Long-term Liabilities:
Long-term debt	550,526	15,606
Total Long-term Liabilities	550,526	15,606

Total Liabilities	2,555,291	1,740,481

Members' Equity:
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	7,518,352	3,216,968
Accumulated deficit	(3,331,571)	(1,457,712)
Total Members' Equity	4,198,624	1,771,099

TOTAL LIABILITIES AND MEMBERS' EQUITY	$6,753,916	$3,511,580

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-1

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2020, and 2019

	30-Jun-20	30-Jun-19

Revenues	$178,786	$43,196
Cost of revenues	(486,071)	(162,532)
Gross profit/(loss)	(307,285)	(119,336)

Operating Expenses
Management charges	663,536	45,623
General and administrative	48,043	30,682
Sales and marketing	–	–
Depreciation	781,537	70,442
Total Operating Expenses	1,493,116	146,747

Loss from operations	(1,800,401)	(266,083)

Other Income/(Expense):
Gain/(loss) on disposition of horse	(38,503)	(50,877)
Interest expense	(16,048)	(185)
Total Other Income	(54,551)	(51,062)

Provision for income taxes	(18,906)	–

Net loss	$(1,873,859)	$(317,145)

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included

F-2

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT) (UNAUDITED)

For the Six-Month Period Ended June 30, 2020, and for the Year Ended December 31, 2019

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at January 1, 2019	$11,843	$339,577	$(169,365)	$182,055

Conversion of advances from founders to equity	–	–	–	–
Subscriptions received in horse series	–	3,032,135	–	3,032,135
Distributions from horse series	–	(154,744)	–	(154,744)
Contribution by manager	–	–	–	–
Net loss	–	–	(1,288,347)	(1,288,347)
Balance at December 31, 2019	11,843	3,216,968	(1,457,712)	1,771,099

Subscriptions received in horse series	–	4,371,217	–	4,371,217
Distributions from horse series	–	(69,833)	–	(69,833)
Net loss	–	–	(1,873,859)	(1,873,859)
Balance at June 2020	$11,843	$7,518,352	$(3,331,571)	$4,198,624

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-3

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six-Month Periods Ended June 30, 2020, and 2019

	30-Jun-20	30-Jun-19

Cash Flows From Operating Activities
Net Loss	$(1,873,859)	$(317,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	781,537	70,442
Loss on horse retirements	38,503	50,877
Changes in operating assets and liabilities:
Change in accrued expense	19,988	–
Change in accrued interest payable	16,048	185
Change in accounts receivables	3,770	–
Change in prepaid expense	(290,444)	–
Net Cash Used In Operating Activities	(1,304,456)	(195,641)

Cash Flows From Investing Activities
Purchase of horse assets	(3,753,205)	(651,986)
Proceeds from horse disposition	43,931	0
Net Cash Used In Investing Activities	(3,709,274)	(651,986)

Cash Flows From Financing Activities
Subscriptions received in horse series	4,371,217	298,120
Distributions from horse series	(69,833)	(22,467)
Proceeds of Long Term Notes	534,920	0
Net increase in amount due to Manager	177,426.00	571,974
Net Cash Provided by Financing Activities	5,013,730	847,627

Net Change In Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$18,906	$–

No assurance is provided.
See accompanying notes, which are an integral part of these financial statements.

F-4

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2020, and December 31, 2019, and for the Six-Month Periods Ended June 30, 2020, and 2019

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to acquire, train and race thoroughbred, quarter and Standardbred horses through underlying Series of the Company. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by owning portions of the Series with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned full-scale operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2020, the Company had no cash on hand.

F-5

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of June 30, 2020, the Company had allowances against its accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of June 30, 2020, and December 31, 2019, the Company has $7,320,135, and $3,584,304, respectively recorded, at cost, in horse assets.

F-6

As of June 30, 2020, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through 6/30/20	Total
MRH Amandrea	$115,500	$(32,083)	$83,417
MRH Amers	$6,000	$(6,000)	$0
MRH Annihilate	$74,250	$(28,875)	$45,375
MRH Authentic	$1,915,407	$(26,603)	$1,888,804
MRH Bella Chica	$25,000	$(12,500)	$12,500
MRH Big Mel	$581,925	$(135,022)	$446,903
MRH Bullion	$6,000	$(6,000)	$0
MRH Cairo Kiss	$27,800	$(19,306)	$8,494
MRH Carpe Vinum	$129,300	$(47,958)	$81,342
MRH Utalknboutpractice	$11,970	$(6,983)	$4,987
MRH Daddy’s Joy	$48,000	$(18,665)	$29,335
MRH Dancing Destroyer	$17,238	$(17,238)	$0
MRH Deep Cover	$80,000	$(7,670)	$72,330
MRH Filly Four	$1,426,452	$(305,105)	$1,121,347
MRH Keertana 18	$344,250	$(91,163)	$253,087
MRH Kiana's Love	$10,600	$(5,300)	$5,300
MRH Kichiro	$15,500	$(6,458)	$9,042
MRH Lane Way	$392,931	$(54,499)	$338,432
MRH Lazy Daisy	$123,188	$(31,250)	$91,938
MRH Madarnas	$10,000	$(10,000)	$0
MRH Major Implications	$2,500	$(2,500)	$0
MRH Miss Puzzle	$13,730	$(6,685)	$7,045
MRH Mo Mischief	$255,000	$(24,449)	$230,551
MRH Moonless Sky	$12,000	$(12,000)	$0
MRH Night of Idiots	$8,740	$(8,740)	$0
MRH Nileist	$11,700	$(11,700)	$0
MRH Noble Goddess	$18,000	$(9,333)	$8,667
MRH New York Claiming Package	$36,236	$(36,236)	$0
MRH Ocean Magic 18	$15,606	$(8,237)	$7,369
MRH Popular Demand	$161,953	$(5,950)	$156,003
MRH Power Up Paynter	$60,000	$(21,667)	$38,333
MRH Sauce on Side	$15,000	$(15,000)	$0
MRH Shake It Up Baby	$11,000	$(11,000)	$0
MRH Sigesmund	$10,000	$(6,944)	$3,056
MRH Soul Beam	$23,075	$(23,075)	$0
MRH Squared Straight	$22,500	$(13,125)	$9,375
MRH Street Band	$45,000	$(16,250)	$28,750
MRH Storm Shooter	$180,000	$(3,667)	$176,333
MRH Sunny 18	$244,339	$(51,383)	$192,956
MRH Swiss Minister	$7,500	$(7,500)	$0
MRH Takeo Squared	$15,000	$(15,000)	$0
MRH Tavasco Road	$10,000	$(10,000)	$0
MRH Thirteen Stripes	$100,000	$(1,865)	$98,135
MRH Tizamagician	$121,545	$(47,268)	$74,277
MRH Two Trial Sioux 17K	$24,750	$(9,625)	$15,125
MRH Vertical Threat	$64,650	$(23,333)	$41,317
MRH Wayne O	$450,000	$(150,000)	$300,000
MRH Zestful	$19,000	$(19,000)	$0
Total	$7,320,135	$(1,440,208)	$5,879,928

F-7

Depreciation totaled $1,440,208 and $162,232 as of June 30, 2020 and 2019, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenue for the Company is generally comprised of horse winnings within the series or hospitality revenue. The Company recognizes race winnings net of track expense deductions.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter c corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

F-8

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits nor significant revenues since inception, has sustained a net loss of $1,873,859 during the six-month period ended June 30, 2020, is dependent upon its manager for financing its operations, and has a working capital deficit of $317,145 as of June 30, 2019.

The Company has shown for the past 3 years that it is able to secure all funding required to grow and scale its business by raising capital for each of the 30 or more series listed on its platform as well as continued extension of credit from the Company’s manager. The manager of the Company remains able and willing to facilitate the growth of the Company and is fully committed to the growth and success of the Company.

These factors alleviate concerns that the Company has substantial doubt as to whether it can continue as a growing concern starting in the third quarter of 2019.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-9

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series-Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)		Net amount owed to/(by) Series
Series Amandrea	$(3,285)		$(10,500)	$(13,785)
Series Amers	$0	$		$0
Series Annahilate	$4,548		$(765)	$3,783
Series Authentic	$19,086		$(1,530,496)	$(1,511,410)
Series Bella Chica	$(11,270)		$(22,120)	$(33,390)
Series Big Mel	$(5,703)		$0	$(5,703)
Series Bullion	$0		$0	$0
Series Cairo Kiss	$(14,702)		$0	$(14,702)
Series Carpe Vinum	$(3,287)		$0	$(3,287)
Series Daddy Joy	$9,499		$(153)	$9,346
Series Dancing Destroyer	$0		$0	$0
Series Deep Cover	$52,368		$0	$52,368
Series Filly Four	$209,736		$(186,507)	$23,229
Series Keertana 18	$46,449		$(680)	$45,769
Series Kiana's Love	$(2,892)		$0	$(2,892)
Series Kichiro	$(7,048)		$(7,810)	$(14,858)
Series Lane Way	$18,332		$0	$18,332
Series Lazy Daisy	$(9,803)		$(97)	$(9,900)
Series Madarnas	$0		$0	$0
Series Major Implications	$0		$0	$0
Series Miss Puzzle	$1,053		$0	$1,053
Series Mo Mischief	$37,076		$(384)	$36,692
Series Moonless Sky	$0		$0	$0
Series Night of Idiots	$0		$0	$0
Series Nileist	$0		$0	$0
Series Noble Goddess	$(10,635)		$0	$(10,635)
Series NY Claiming Package	$0		$0	$0
Series Ocean Magic 18	$(6,171)		$0	$(6,171)
Series Popular Demand	$28,084		$(416)	$27,668
Series Power Up Paynter	$11,751		$0	$11,751
Series Sauce on Side	$0		$0	$0
Series Shake It Up Baby	$0		$0	$0
Series Sigesmund	$(19,444)		$(11,815)	$(31,259)
Series Soul Beam	$0		$0	$0
Series Squared Straight	$(13,885)		$0	$(13,885)
Series Street Band	$(288)		$0	$(288)
Series Storm Shooter	$68,415		$(276)	$68,139
Series Sunny 18	$49,840		$(55)	$49,785
Series Swiss Minister	$0		$0	$0
Series Takeo Squared	$0		$0	$0
Series Tavasco Road	$0		$0	$0
Series Thirteen Stripes	$77,076		$(195,000)	$(117,924)
Series TizaMagician	$(10,616)		$0	$(10,616)
Series Two Trail Sioux 17K	$(2,904)		$0	$(2,904)
Series Utalknboutpractice	$2,339		$(1,275)	$1,064
Series Wayne O	$(8,177)	$		$(8,177)
Series Vertical Threat	$7,787		$(357)	$7,430
Series Zestful	$0		$0	$0
Total	$513,329		$(1,968,706)	$(1,455,377)

F-10

NOTE 5: MEMBERS’ EQUITY/(DEFICIT)

Series Subscriptions

The Company has received membership subscriptions for the following Series as of June 30, 2020.

Series Name	Units Offered	Units Tendered	Subscription Amount
MRH Amandrea	550	508	$149,860
MRH Amers	75	75	$10,500
MRH Annahilate	450	447	$134,100
MRH Authentic	12,500	3,804	$783,624
MRH Bella Chica	100	30	$11,400
MRH Big Mel	6,000	6,000	$726,000
MRH Bullion	25	25	$11,750
MRH Cairo Kiss	80	80	$44,400
MRH Carpe Vinum	600	600	$192,000
MRH Daddy's Joy	600	599	$107,820
MRH Dancing Destroyer	250	250	$35,000
MRH Deep Cover	800	800	$176,000
Filly Four	8,000	6,781	$1,220,580
MRH Keertana 18	5,100	5,092	$509,200
MRH Kiana's Love	200	200	$24,000
MRH Kichiro	200	129	$16,770
MRH Madarnas	50	50	$9,294
MRH Lane Way	6,000	6,000	$540,000
MRH Lazy Daisy	1,250	1,249	$143,635
MRH Major Implications	20	20	$4,600
MRH Miss Puzzle	125	125	$31,250
MRH Mo Mischief	5,100	5,094	$382,050
MRH Moonless Sky	200	200	$22,000
MRH Night of Idiots	80	80	$20,000
MRH Nileist	45	45	$23,850
MRH Noble Goddess	300	300	$33,000
NYC Claiming Package	510	510	$71,400
MRH Ocean Magic	510	0	$0
MRH Popular Demand	1,020	1,018	$248,392
MRH Power Up Paynter	600	600	$114,000
MRH Sauce On Side	125	125	$30,000
MRH Shake It Up Baby	250	250	$32,500
MRH Sigesmund	200	61	$6,100
MRH Soul Beam	65	65	$39,650
MRH Squared Straight	150	150	$40,500
MRH Street Band	50	50	$61,500
MRH Storm Shooter	2,000	1,998	$323,676
MRH Sunny 18	6,000	5,999	$389,935
MRH Swiss Minister	50	50	$14,000
MRH Takeo Squared	100	100	$27,000
MRH Tavasco Road	80	80	$18,400
MRH Thirteen Stripes	1,000	0	$0
MRH Tizamagician	600	600	$192,000
MRH Two Trail Sioux 17K	1	1	$29,720
MRH Utalknboutpractice	100	95	$28,500
MRH Vertical Threat	600	598	$125,580
MRH Wayne O	,6000	6,000	$570,000
MRH Zestful	100	100	$32,000
Total	68,811	57,033	$7,757,536
Distributions to Date			$(239,184)
Total			$7,518,352

F-11

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds.. See Note 4 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

The Company acquired the horse assets in the MRH The Filly Four with a 30% deferred loan of $534,920 convertible profit participating loan from Spendthrift, a majority shareholder of the Manager of the Company. The convertible profit participating loan bears a 5 percent per annum interest rate and is due either when the MRH The Filly Four is sold. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH The Filly Four series accrues to the loan holder. As of June 30, 2020, the Company has accrued $16,048 in interest expense.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. The Company adopted this new standard effective January 1, 2018.

F-12

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 8: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

The Company acquired the horse asset in the MRH The Filly Four with a 30% deferred loan of $534,920 convertible profit participating loan from Spendthrift, a majority shareholder of the Manager of the Company. The convertible profit participating loan bears a 5 percent per annum interest rate and is due either when the MRH The Filly Four is sold. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH The Filly Four series accrues to the loan holder. As of June 30, 2020, the Company has accrued $16,048 in interest expense.

NOTE 9: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2020-2021.

Annahilate

On July 15, 2020, the Company filed a Form 1-U with the Commission to disclose that on July 9, 2020, Annahilate, the 2017 Colt that was the Underlying Asset for Series Two Trail Sioux 17, suffered a fracture to his lateral sesamoid in his front left limb after a workout. Although this injury is not life threatening, the nature of this injury is career ending. The location and composition of the sesamoids make them vulnerable to injuries, and these injuries in horses can be difficult to repair. Ultimately, this Series Two Trail Sioux 17 will no longer be able to generate revenue, as Annahilate will need to be retired from racing.

F-13

Authentic

On July 20, 2020, the Company filed a Form 1-U with the Commission to disclose that on July 18, 2020, Authentic, the 2017 Colt that is the Underlying Horse for Series Authentic, raced in the 2020 Haskell Stakes - Grade 1 race and finished in first place (the “2020 Haskell”).

As a result of winning the 2020 Haskell, Authentic:

1)	earned Seventy Five Thousand Dollars ($75,000) in gross revenue (the “Race Proceeds”); and

2)	triggered a Three Hundred Thirty Seven Thousand Five Hundred Dollars ($337,500) bonus payment (the “Bonus”) that the Company will have to pay to Spendthrift Farm, LLC (the “Horse Seller”) pursuant to Section 4 of the Equine Co-Ownership and Acquisition Agreement, dated as of June 8, 2020, by and between the parties

The Bonus will be paid to Spendthrift Farm, LLC from the Company’s share of any revenues generated by future stallion proceeds after Authentic is retired from racing.

Solar Strike

On July 29, 2020, the Company filed a Form 1-U with the Commission to disclose that on July 27, 2020, the Company and Spendthrift Farm, LLC, upon the recommendation of Solar Strike’s training staff, mutually agreed to geld Solar Strike, the 2018 Colt that is the Underlying Asset for Series Sunny 18, after Solar Strike threw riders on multiple occasions. Solar Strike was gelded for the safety of the horse, its rider, and training staff. Although Solar Strike was gelded, and thus, no longer able to breed, the Company intends to keep training Solar Strike so that it may participate in a race when ready.

Management’s Evaluation

Management has evaluated subsequent events through September 30, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements other than as set forth above.

F-14

INDEPENDENT AUDITOR’S REPORT

April 21, 2020

To:	Board of Managers, My Racehorse CA LLC
Attn: Michael Behrens

Re:	2019-2018 My Racehorse CA, LLC Financial Statement Audit

We have audited the accompanying financial statements of My Racehorse CA LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, members’ equity, and cash flows for the calendar year periods ending December 31, 2019 and 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-15

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, members’ equity and its cash flows for the calendar year period(s) thus ending in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that generated cumulative losses while seeking to raise capital and grow its business with investor funding.  However, during 2019, the Company has shown the ability to continue as a going concern through capital raising and loans from its manager.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-16

MY RACEHORSE CA LLC

BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	3,770	–
Horse reserve funds receivable from Manager (see Note 4)	446,900	47,407
Prepaid expense	70,215	–
Total Current Assets	520,885	47,407

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	2,990,695	206,105
Total Non-Current Assets	2,990,695	206,105

TOTAL ASSETS	$3,511,580	$253,512

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$1,724,852	$55,828
Interest payable	23	23
Total Current Liabilities	1,724,875	55,851

Long-term Liabilities:
Long-term debt	15,606	15,606
Total Long-term Liabilities	15,606	15,606

Total Liabilities	1,740,481	71,457

Members' Equity:
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	3,216,968	339,577
Accumulated deficit	(1,457,712)	(169,365)
Total Members' Equity	1,771,099	182,055

TOTAL LIABILITIES AND MEMBERS' EQUITY	$3,511,580	$253,512

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-17

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

For the years ended December 31, 2019 and 2018

	2019	2018

Revenues	$263,655	$36,888
Cost of revenues	(502,233)	(70,998)
Gross profit/(loss)	(238,578)	(34,110)

Operating Expenses
Management charges	460,455	57,484
General and administrative	53,326	36,062
Sales and marketing	–	500
Depreciation	472,260	40,286
Total Operating Expenses	986,041	134,332

Loss from operations	(1,224,619)	(168,442)

Other Income/(Expense):
Gain/(loss) on disposition of horse	(63,728)	9,300
Interest expense	–	(23)
Total Other Income	(63,728)	9,277

Provision for income taxes	–	–

Net loss	$(1,288,347)	$(159,165)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-18

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

For the years ended December 31, 2019 and 2018

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at January 1, 2018	$–	$–	$(10,200)	$(10,200)

Conversion of advances from founders to equity	10,200	–	–	10,200
Subscriptions received in horse series	–	354,184	–	354,184
Distributions from horse series	–	(14,607)	–	(14,607)
Contribution by manager	1,643	–	–	1,643
Net loss	–	–	(159,165)	(159,165)
Balance at December 31, 2018	11,843	339,577	(169,365)	182,055

Subscriptions received in horse series	–	3,032,135	–	3,032,135
Distributions from horse series	–	(154,744)	–	(154,744)
Net loss	–	–	(1,288,347)	(1,288,347)
Balance at December 31, 2019	$11,843	$3,216,968	$(1,457,712)	$1,771,099

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-19

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2019 and 2018

	2019	2018
Cash Flows From Operating Activities
Net Loss	$(1,288,347)	$(159,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	472,260	40,286
Loss/(gain) on disposal of horse ownership	63,728	(9,300)
Changes in operating assets and liabilities:
Change in accounts receivables	(3,770)	–
Change in prepaid expense	(70,215)	–
Change in accrued interest payable	–	23
Net Cash Used In Operating Activities	(826,344)	(128,156)

Cash Flows From Investing Activities
Purchase of horse assets	(3,320,578)	(237,091)
Net Cash Used In Investing Activities	(3,320,578)	(237,091)

Cash Flows From Financing Activities
Subscriptions received in horse series	3,032,135	354,184
Distributions from horse series	(154,744)	(14,607)
Contribution by manager	–	1,643
Proceeds of long-term notes	–	15,606
Net increase in amount due to manager, net	1,269,531	8,421
Net Cash Provided by Financing Activities	4,146,922	365,247

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-20

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

For the years ended December 31, 2019 and 2018

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to acquire, train and race thoroughbred, quarter and Standardbred horses through underlying Series of the Company. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by owning portions of the Series with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned full-scale operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2019, the Company had allowances against its accounts receivable.

F-21

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2019 and 2018, the Company has $3,584,304 and $246,391, respectively recorded, at cost, in horse assets.

As of December 31, 2019, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2018	Total
MRH Amers	$6,000	$(1,000)	$5,000
MRH Bullion	$6,000	$(1,333)	$4,667
MRH Cairo Kiss	$27,800	$(5,406)	$22,394
MRH Madarnas	$10,000	$(10,000)	$0
MRH Major Implications	$2,500	$(139)	$2,361
MRH Moonless Sky	$12,000	$(2,000)	$10,000
MRH Night of Idiots	$8,740	$(243)	$8,497
MRH Nileist	$11,700	$(650)	$11,050
MRH Noble Goddess	$12,000	$(333)	$11,667
MRH Ocean Magic	$15,606	$(434)	$15,173
MRH Sauce On Side	$15,000	$(1,667)	$13,333
MRH Sigesmund	$10,000	$(1,944)	$8,056
MRH Soul Beam	$23,075	$(4,487)	$18,588
MRH Squared Straight	$22,500	$(1,875)	$20,625
MRH Swiss Minister	$7,500	$(1,667)	$5,833
MRH Takeo Squared	$15,000	$(2,083)	$12,917
MRH Tavasco Road	$10,000	$(1,389)	$8,611
MRH Utalknboutpractice	$11,970	$(998)	$10,973
MRH Zestful	$19,000	$(2,639)	$16,361
TOTAL	$246,391	$(40,286)	$206,105

F-22

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2019	Total
MRH Filly Four	$891,532	$(49,530)	$842,002
MRH Amandrea	115,500	(12,833)	102,667
MRH American Heiress	364,650	(30,388)	334,263
MRH Amers	6,000	(6,000)	–
MRH Annahilate	74,250	(16,500)	57,750
MRH Bella Chica	25,000	(8,333)	16,667
MRH Big Mel	497,021	(55,225)	441,796
MRH Bullion	6,000	(3,333)	2,667
MRH Cairo Kiss	27,800	(14,672)	13,128
MRH Carpe Vinum	120,000	(26,667)	93,333
MRH Daddy's Joy	48,000	(10,666)	37,334
MRH Dancing Destroyer	17,238	(1,806)	15,432
MRH Kiana's Love	10,600	(3,533)	7,067
MRH Kichiro	15,500	(3,875)	11,625
MRH Lazy Daisy	112,500	(12,500)	100,000
MRH Madarnas	10,000	(10,000)	–
MRH Major Implications	2,500	(2,500)	–
MRH Miss Puzzle	13,730	(4,457)	9,273
MRH Moonless Sky	12,000	(6,000)	6,000
MRH Night of Idiots	8,740	(3,156)	5,584
MRH Nileist	11,700	(11,700)	–
MRH Noble Goddess	18,000	(6,333)	11,667
MRH Ocean Magic 18	15,606	(6,936)	8,670
MRH Power Up Paynter	60,000	(11,667)	48,333
MRH Sauce On Side	15,000	(15,000)	–
MRH Shake It Up Baby	11,000	(2,583)	8,417
MRH Sigesmund	10,000	(5,278)	4,722
MRH Solar Strike	217,862	(17,128)	200,734
MRH Soul Beam	23,075	(23,075)	–
MRH Squared Straight	22,500	(9,375)	13,125
MRH Street Band	45,000	(8,750)	36,250
MRH Swiss Minister	7,500	(7,500)	–
MRH Takeo Squared	15,000	(15,000)	–
MRH Tavasco Road	10,000	(10,000)	–
MRH Tizamagician	121,545	(27,010)	94,535
MRH Two Trail Sioux 17K	24,750	(5,500)	19,250
MRH Utalknboutpractice	11,970	(4,988)	6,983
MRH Vertical Threat	60,000	(13,333)	46,667
MRH Wayne O	450,000	(75,000)	375,000
MRH Zestful	19,000	(19,000)	–
MRH York Claiming	36,236	(16,480)	19,756
TOTAL	$3,584,304	$(593,609)	$2,990,695

F-23

Depreciation totaled $472,260 and $40,286 for the years ended December 31, 2019 and 2018, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenue for the Company is generally comprised of horse winnings within the series or hospitality revenue. The Company recognizes race winnings net of track expense deductions.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

F-24

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $1,288,347 during the year ended December 31, 2019, is dependent upon its manager for financing its operations, and has a working capital deficit of $1,203,990 as of December 31, 2019.

The Company has shown for the past 3 years that it is able to secure all funding required to grow and scale its business by raising capital for each of the 30 or more series listed on its platform as well as continued extension of credit from the Company’s manager. The manager of the Company remains able and willing to facilitate the growth of the Company and is fully committed to the growth and success of the Company.

These factors alleviate concerns that the Company has substantial doubt as to whether it can continue as a growing concern starting in the third quarter of 2019.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

F-25

NOTE 5: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2019.

Series Name	Units Offered	Units Tendered	Subscription Amount
MRH Amandrea	550	425	$125,375
MRH Amers	75	75	$10,500
MRH Annahilate	450	300	$90,000
MRH Bella Chica	100	30	$11,400
MRH Big Mel	5,100	3,220	$389,620
MRH Bullion	25	25	$11,750
MRH Cairo Kiss	80	80	$44,400
MRH Carpe Vinum	600	600	$192,000
MRH Daddy's Joy	600	599	$107,820
MRH Dancing Destroyer	250	250	$35,000
Filly Four	8,000	638	$114,840
MRH Keertana 18	5,100	2,647	$264,700
MRH Kiana's Love	200	200	$24,000
MRH Kichiro	200	129	$16,770
MRH Madarnas	50	50	$9,294
MRH Lazy Daisy	1,250	1,250	$143,750
MRH Major Implications	20	20	$4,600
MRH Miss Puzzle	125	125	$31,250
MRH Moonless Sky	200	200	$22,000
MRH Night of Idiots	80	62	$15,500
MRH Nileist	45	45	$23,850
MRH Noble Goddess	300	300	$33,000
NYC Claiming Package	510	510	$71,400
MRH Ocean Magic	510	–	$–
MRH Power Up Paynter	600	600	$114,000
MRH Sauce On Side	125	125	$30,000
MRH Shake It Up Baby	250	231	$30,030
MRH Sigesmund	200	61	$6,100
MRH Soul Beam	65	65	$39,650
MRH Squared Straight	150	150	$40,500
MRH Street Band	50	50	$61,500
MRH Sunny 18	5,100	3,608	$234,520
MRH Swiss Minister	50	50	$14,000
MRH Takeo Squared	100	100	$27,000
MRH Tavasco Road	80	80	$18,400
MRH Tizamagician	600	600	$192,000
MRH Two Trail Sioux 17K	1	1	$29,720
MRH Utalknboutpractice	100	95	$28,500
MRH Vertical Threat	600	598	$125,580
MRH Wayne O	6,000	6,000	$570,000
MRH Zestful	100	100	$32,000
Total	38,591	24,294	$3,386,319
Distributions to Date			$(169,351)
Total Subscriptions			$3,216,968

F-26

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. The Company adopted this new standard effective January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

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NOTE 8: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 9: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2020.

Management’s Evaluation

Management has evaluated subsequent events through April 21, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.28	Series Agreement for Just Louise 19 (4)
Exhibit 3.29	Series Agreement for Lost Empire 19 (4)
Exhibit 3.34	Series Agreement for Cayala 19 (5)
Exhibit 3.39	Series Agreement for Consecrate 19 (5)
Exhibit 3.44	Series Agreement for Future Stars Stable (5)
Exhibit 3.45	Series Agreement for Collusion Illusion (5)
Exhibit 3.46	Series Agreement for Monomoy Girl (6)
Exhibit 3.47	Series Agreement for Got Stormy (6)
Exhibit 3.48	Series Agreement for Motion Emotion (6)
Exhibit 3.49	Series Agreement for Social Dilemma (6)
Exhibit 3.50	Series Agreement for Action Bundle (6)
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.60	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (3)
Exhibit 6.63	Equine Co-Ownership and Acquisition Agreement for Just Louise 19 (4)
Exhibit 6.64	Profit Participation Convertible Promissory Note for Just Louise 19 (4)
Exhibit 6.65	Equine Co-Ownership and Acquisition Agreement for Lost Empire 19 (4)
Exhibit 6.66	Profit Participation Convertible Promissory Note for Lost Empire 19 (4)
Exhibit 6.75	Equine Co-Ownership and Acquisition Agreement for Cayala 19 (5)
Exhibit 6.76	Profit Participation Convertible Promissory Note for Cayala 19 (5)
Exhibit 6.83	Equine Co-Ownership and Acquisition Agreement for Consecrate 19 (5)
Exhibit 6.84	Profit Participation Convertible Promissory Note for Consecrate 19 (5)
Exhibit 6.92	Equine Co-Ownership and Acquisition Agreement for Collusion Illusion (5)
Exhibit 6.93	Profit Participation Convertible Promissory Note for Collusion Illusion (5)
Exhibit 6.94	Racing Lease Agreement for Monomoy Girl (6)
Exhibit 6.95	Profit Participation Convertible Promissory Note for Monomoy Girl (6)
Exhibit 6.96	Racing Lease Agreement for Got Stormy (6)
Exhibit 6.97	Profit Participation Convertible Promissory Note for Got Stormy (6)
Exhibit 6.98	Racing Lease Agreement for Motion Emotion (6)
Exhibit 6.99	Profit Participation Convertible Promissory Note for Motion Emotion (6)
Exhibit 6.100	Racing Lease Agreement for Social Dilemma (6)
Exhibit 6.101	Profit Participation Convertible Promissory Note for Social Dilemma (6)
Exhibit 6.102	Racing Lease Agreement for His Glory (6)

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Exhibit 6.103	Racing Lease Agreement for Altea (6)
Exhibit 6.104	Racing Lease Agreement for Bohemian Bourbon (6)
Exhibit 6.105	Profit Participation Convertible Promissory Note for Action Bundle (6)
Exhibit 6.106	Amendment No. 1 to Racing Lease for Monomoy Girl *
Exhibit 6.107	Amendment No. 1 to Racing Lease for Got Stormy *
Exhibit 6.108	Amendment No. 1 to Racing Lease for Motion Emotion *
Exhibit 6.109	Amendment No. 1 to Racing Lease for Social Dilemma *
Exhibit 6.110	Amendment No. 1 to Racing Lease for His Glory *
Exhibit 6.111	Amendment No. 1 to Racing Lease for Altea *
Exhibit 6.112	Amendment No. 1 to Racing Lease for Bohemian Bourbon *
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC *
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Exhibit 13.1	Testing the Waters Materials
Additional Exhibits	Additional Exhibits – Part I, Item 6 *

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 13 to Form 1-A dated July 15, 2020 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 16 to Form 1-A dated September 22, 2020 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 19 to Form 1-A dated November 3, 2020 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 20 to Form 1-A dated December 18, 2020 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of California, on March 2, 2021.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	March 2, 2021.
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	March 2, 2021.

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